UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Soliciting Material Pursuant to §240.14a-12

SHAKE SHACK INC.

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April 25, 2019
To Our Stockholders:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Shake Shack Inc., which will be held virtually on June 11, 2019, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2019, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.
Instructions regarding how to attend the meeting online and details concerning the matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you join the meeting. Returning the proxy does not deprive you of your right to attend the meeting online and to vote your shares during the Annual Meeting.
We look forward to your attendance at the meeting.
Sincerely
/s/ Randy Garutti
Randy Garutti
Chief Executive Officer

SHAKE SHACK INC.
225 VARICK STREET, SUITE 301
NEW YORK, NEW YORK 10014
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Shake Shack Inc. will be held virtually on June 11, 2019, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2019, where you will be able to listen to the meeting live, submit questions, and vote online for the following purposes:
1.
To elect the three directors named in the Proxy Statement as Class I directors of Shake Shack Inc., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2019.

3.
To conduct an advisory vote on the compensation of Named Executive Officers.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement hereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on or about April 25, 2019, we will send to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote your shares and how to attend the Annual Meeting virtually. If you did not receive such Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on April 16, 2019 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
By Order of the Board of Directors
/s/ Ron Palmese
Ron Palmese
Senior Vice President, General Counsel and Corporate Secretary
New York, New York
April 25, 2019
Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return a proxy card so that your shares may be represented at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2019: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM AND INVESTOR.SHAKESHACK.COM.

SHAKE SHACK INC.
Proxy Statement
For the Annual Meeting of
Stockholders To Be Held on June 11, 2019
i

SHAKE SHACK INC.
225 VARICK STREET, SUITE 301
NEW YORK, NEW YORK 10014
PROXY STATEMENT
The Meeting
The Board of Directors (the “Board of Directors” or the “Board”) of Shake Shack Inc., a Delaware corporation (“Shake Shack” or the “Company”), is soliciting proxies for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 11, 2019, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2019, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials was first furnished to stockholders on or about April 25, 2019. Electronic copies of this Proxy Statement and the Annual Report for the year ended December 26, 2018 are available at www.proxyvote.com and investor.shakeshack.com.
Voting Rights, Quorum and Required Vote
Only holders of record of our common stock at the close of business on April 16, 2019 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 29,698,653 shares of Class A common stock outstanding and entitled to vote and 7,453,515 shares of Class B common stock outstanding and entitled to vote. Holders of the Company’s Class A common stock and Class B common stock are entitled to one vote for each share held as of the Record Date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present or represented by proxy, will constitute a quorum for the transaction of business. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy. Abstentions and “broker non-votes” (as defined below) will be counted in determining whether there is a quorum.
For Proposal No. 1 - Election of Directors, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the three nominees receiving the highest number of  “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.
Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. There will be no broker non-votes with respect to Proposal No. 2 because a broker may exercise its discretion to vote for or against the proposal in the absence of instruction from its clients.
Proposal No. 3 - Approval (on an advisory basis) of the Compensation of the Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting, by telephone or electronically through the Internet by following the instructions included on your Notice of Internet Availability of Proxy Materials or proxy card, or by completing, dating, signing and promptly returning your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, and, in the case of the election of the Class I directors, as a vote “for” election of each of the nominees presented by the Board.
In order to vote via the virtual meeting website, any registered holder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHAK2019, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Eastern time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You may also vote by completing, dating, signing and promptly returning the voting instruction form sent by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Annual Meeting, Proposals No. 1 and 3 are not considered “routine” proposals, and Proposal No. 2 is considered a “routine” proposal.
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.
Expenses of Solicitation
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Revocability of Proxies
Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (New York City time) on June 10, 2019, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting online. If you are a beneficial owner and wish to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us by telephone at (844) 742-2504, by email at investor@shakeshack.com, or by mail at Shake Shack Inc. at 225 Varick Street, Suite 301, New York, New York 10014, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. If you are currently receiving multiple copies of the proxy materials and wish to receive only one copy at the same address, then please notify us by telephone or in writing at the same telephone number, email address, or address. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.
Electronic Delivery of Proxy Materials to Stockholders
Beginning on or about April 25, 2019, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received such Notice and would prefer to receive paper copies of the proxy materials, or if you received paper copies of the proxy materials and would prefer to receive a notice for future annual meetings, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.
Our Structure and Certain Defined Terms
Shake Shack was formed for the purpose of facilitating an initial public offering and other related transactions in order to carry on the business of SSE Holdings, LLC and its subsidiaries (“SSE Holdings”). Shake Shack is a holding company with no direct operations and our principal asset is our equity interest in SSE Holdings. We have a majority economic interest in, the sole voting interest in, and control the management of, SSE Holdings.
As used in this Proxy Statement, unless the context otherwise requires:
“IPO” refers to the Company’s initial public offering, which closed on February 4, 2015.
“LLC Interests” refers to the single class of common membership interests of SSE Holdings.
“Voting Group” refers collectively to (i) Daniel Meyer, (ii) the Daniel H. Meyer Investment Trust (the “Investment Trust”), (iii) the Daniel H. Meyer 2012 Gift Trust U/A/D 10/31/12 (the “Gift Trust”), of which Mr. Meyer’s spouse is a trustee and beneficiary, and (iv) Gramercy Tavern Corp., which is controlled by Mr. Meyer, which we refer to as “GT,” which, together with Mr. Meyer, the Investment Trust and the Gift Trust, we refer to collectively as the “Meyer Group”, (v) certain affiliates of Leonard Green & Partners, L.P., which we refer to as “LGP,” and (vi) certain other owners of SSE Holdings at the time of the IPO who are parties to the Stockholders Agreement, as amended, as described in “Certain Relationships and Related Party Transactions—The IPO and Other Organizational Transactions—Stockholders Agreement” in this Proxy Statement. Until June 20, 2016, the Voting Group held Class A common stock and Class B common stock representing in the aggregate a majority of the combined voting power of our common stock.

Proposal No. 1 - Election of Directors
The Company’s Board of Directors is presently comprised of nine members who are divided into three classes designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of Anna Fieler, Jeff Flug and Daniel Meyer; Class II directors consist of Randy Garutti, Joshua Silverman and Jonathan D. Sokoloff; and Class III directors consist of Sumaiya Balbale, Jenna Lyons and Robert Vivian.
Class I directors standing for re-election at the Annual Meeting are Anna Fieler, Jeff Flug and Daniel Meyer. Class II directors will stand for re-election at the 2020 annual meeting of stockholders and Class III directors will stand for re-election at the 2021 annual meeting of stockholders.
Each of the nominees for election to Class I is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable to serve or for good cause will not serve (a contingency which the Board does not expect to occur), the proxies will be voted for a substitute nominee chosen by the present Board. In such situation and in any other situation in which a nominee will not serve, the present Board may also (i) reduce the size of the Board or (ii) maintain the size of the Board and the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy or vote for just the remaining nominee or nominees, leaving a vacancy or vacancies that may be filled at a later date by the Board.
The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages as of the Record Date, are included below.
Director Nominees	Class	Age	Position	Year Elected to Current Term	Current Term Expiration	Expiration of Term for which Nominated
Daniel Meyer(1)	I	61	Chairman of the Board of Directors	2016	2019	2022
Anna Fieler(2)	I	47	Director	2017	2019	2022
Jeff Flug(3)	I	56	Director	2016	2019	2022
Continuing Directors
Randy Garutti	II	44	Chief Executive Officer and Director	2017	2020	-
Joshua Silverman(4)	II	50	Director	2017	2020	-
Jonathan D. Sokoloff(2)	II	61	Director	2017	2020	-
Sumaiya Balbale(5)	III	38	Director	2019	2021	-
Jenna Lyons(6)	III	50	Director	2015	2021	-
Robert Vivian(7)	III	60	Director	2015	2021	-
(1)
Chairman of the Board.

(2)
Member of the Compensation Committee.

(3)
Chairperson of the Nominating and Corporate Governance Committee and member of the Audit Committee.

(4)
Member of the Nominating and Corporate Governance Committee and the Audit Committee.

(5)
Member of the Compensation Committee and the Audit Committee.

(6)
Member of the Nominating and Corporate Governance Committee and the Compensation Committee.

(7)
Chairperson of the Audit Committee and the Compensation Committee.

Nominees for Election as Class I Directors
Daniel Meyer has served as the Chairman of the Board of Directors of Shake Shack since January 2010. Mr. Meyer is the founder and Chief Executive Officer of Union Square Hospitality Group (“USHG”), which owns and operates the following restaurants: Blue Smoke, Cafe Marchio, Daily Provisions, Gramercy Tavern, The Restaurant at Intersect by Lexus, NYC, Jazz Standard, Maialino, Manhatta, Marta, The Modern, the Cafes at MOMA, Porchlight, Studio Cafe, Tacocina, Union Square Cafe, Untitled, and Vini E Fritti; and an event services business, Union Square Events. The restaurants have earned 28 James Beard Awards among them. Mr. Meyer co-authored the best-selling Union Square Cafe Cookbook and authored the New York Times bestseller Setting the Table: The Transforming Power of Hospitality in Business. Mr. Meyer is currently a member of the board of directors of Olo, Salt & Straw, and Tender Greens as well as the following not-for-profit organizations: Share Our Strength, Madison Square Park Conservancy and the Irving Harris Foundation. Mr. Meyer previously served as a member of the board of directors of The Container Store from 2013 to 2017, Sotheby’s from 2011 to 2015 and OpenTable from 2000 through 2014, as well as the following not-for-profit organizations: City Harvest, New Yorkers for Parks, Union Square Partnership and NYC & Co. Mr. Meyer brings to his service on our Board of Directors a deep understanding of our business derived from his leadership role in our founding and our subsequent growth, and his long career in hospitality, and a particular knowledge and experience in strategic planning and leadership of complex organizations, hospitality businesses and board practices of other major corporations.
Anna Fieler has served on the Board of Directors of Shake Shack since December 2017. Ms. Fieler has over 20 years of marketing leadership experience with particular expertise in leading organizations through disruptive technology transformations. Ms. Fieler served as the Chief Marketing Officer of POPSUGAR Inc, a leading digital lifestyle media company, from June 2014 until her resignation from the company in March 2018. She previously served as Chief Marketing Officer for ItsOn, developing and launching a consumer mobile interface on its cloud-based platform, from November 2013 to January 2014. Ms. Fieler’s other marketing leadership experiences include serving as Chief Marketing Officer at Stella & Dot, a global fashion and accessories company, from September 2011 to June 2012, and VP and Head of Marketing at Tiny Prints, which was acquired by Shutterfly Inc in March of 2011, from March 2009 to September 2011. She has also served various general management and marketing leadership roles at eBay from 2001-2007. Ms. Fieler began her career in traditional advertising at Ogilvy & Mather in 1995. Ms. Fieler graduated magna cum laude with a B.A. degree in Psychology from Brown University in 1995, and received her M.B.A. from Harvard Business School in 2000. Ms. Fieler currently serves on the board of Girls Leadership, a non-profit organization. Ms. Fieler brings to her service on the Board of Directors deep knowledge in digital marketing and experience in innovation.
Jeff Flug has served on the Board of Directors of Shake Shack since January 2010. Mr. Flug has over 25 years of leadership and management experience primarily in the financial industry, as well as in the non-profit sector. After graduating from the University of Massachusetts/Amherst in 1984, with a B.B.A. in Accounting, summa cum laude, Mr. Flug began his career as an accountant at PricewaterhouseCoopers where he attained his C.P.A. in 1986. Mr. Flug attended Columbia Business School, where he received his M.B.A. in Finance in 1988. In 1988, Mr. Flug joined Goldman, Sachs & Co., and ultimately served as a Managing Director and Head of Fixed Income Financial Futures and Options Sales. In 2000, Mr. Flug became the Head of North America Fixed Income Institutional Sales for JPMorgan Chase & Co. In 2006, Mr. Flug served as CEO and Executive Director for Millennium Promise, a not-for-profit organization whose mission is to end extreme poverty and malaria in Africa. Mr. Flug served as USHG’s Chief Financial Officer and Chief Operating Officer from December 2009 until January 2011, and as USHG’s President from January 2011 until his retirement from the company in June 2015. Mr. Flug currently serves as the Chairman of the Board of Tender Green, and a board member of Pennant Park Investment Corporation, Pennant Park Floating Rate Capital Limited, and Momentous. Mr. Flug previously served as a member of the board of directors of USHG from 2009 until his retirement from the company in June 2015 and Sears Hometown & Outlet Stores and the

Mountain School of Milton Academy, both from 2012 until 2015. Mr. Flug brings to his service on our Board of Directors a broad base of financial experience and particular knowledge and experience in strategic planning and leadership of complex organizations
Continuing Directors
Randy Garutti has served as Shake Shack’s Chief Executive Officer and on the Board of Directors since April 2012. Prior to becoming Chief Executive Officer, Mr. Garutti served as Chief Operating Officer of SSE Holdings since January 2010. Prior to leading Shake Shack, Mr. Garutti was the Director of Operations for USHG, of which Mr. Meyer is the Chief Executive Officer and Chairman, overseeing the operations for all its restaurants. In addition, Mr. Garutti served as General Manager of Union Square Cafe and Tabla, both of which won numerous accolades in the hospitality industry. Mr. Garutti graduated from Cornell University’s School of Hotel Administration in 1997. Mr. Garutti currently serves on the board of directors of Square, Inc. Mr. Garutti also is a member of the board of directors of the Columbus Avenue Business Improvement District, a not-for-profit organization. Mr. Garutti brings to his service on our Board of Directors his experience in the leadership, development and growth of our business, and his particular knowledge and broad experience in the hospitality business.
Joshua Silverman has served on the Board of Directors of Shake Shack since November 2016. Mr. Silverman currently serves as CEO of Etsy, Inc., a position he has held since May 2017. Mr. Silverman served as Executive in Residence for Greylock Partners, a venture capital firm, from October 2015 to April 2017. He previously held this position from October 2010 through June 2011. From June 2011 to December 2015, Mr. Silverman served as President of Consumer Products and Services at American Express. Prior to joining American Express, Mr. Silverman served as CEO of Skype from February 2008 until September 2010. From July 2006 until March 2008, Mr. Silverman served as CEO of Shopping.com, an eBay company, and, from December 2003 until June 2006, Mr. Silverman served as Managing Director of Markplaats.nl & eBay NL, a Dutch subsidiary of eBay. Mr. Silverman is the co-founder of Evite, Inc., and served as its CEO from December 1998 until its sale in May 2001. Mr. Silverman received his B.A. in Public Policy from Brown University in 1991 and his M.B.A. from Stanford University Graduate School of Business in 1997. Mr. Silverman currently serves on the board of directors of Etsy Inc., as well as the following not-for-profit organizations: ScriptEd.org, which equips students in under-resourced schools with both fundamental coding skills and professional experiences, and Clubbed Thumb Theater. He also served on the Consumer Advisory Board of the Consumer Financial Protection Bureau from 2012 to 2015. Mr. Silverman was selected to our Board of Directors because he possesses particular knowledge and experience in strategic planning and leadership of complex organizations.
Jonathan D. Sokoloff has served on the Board of Directors of Shake Shack since December 2012. Mr. Sokoloff is currently a Managing Partner with LGP, which he joined in 1990. Before joining LGP, he was a Managing Director in Investment Banking at Drexel Burnham Lambert since 1985. Mr. Sokoloff serves as a member of the board of directors of the following companies or their parent holding companies: Advantage Solutions, Jetro Cash & Carry, The Container Store, USHG, J.Crew, Jo-Ann Stores and Signet Jewelers Limited. He is a trustee of his alma mater, Williams College, as well as a trustee of the Los Angeles County Museum of Art and a director of the Melanoma Research Alliance. Mr. Sokoloff brings to his service on our Board of Directors particular knowledge and experience in finance, and his broad-based experience in the leadership of retail businesses and the board practices of other major corporations.
Sumaiya Balbale has served on the Board of Directors of Shake Shack since March 2019. Ms. Balbale served as the Vice President of E-commerce, Mobile and Digital Marketing for Walmart US, from February 2017 until her resignation from the company in February 2019. At Walmart she led e-commerce marketing and transformed the digital media, social media, marketing analytics and marketing technology capabilities of the company. Ms. Balbale joined Walmart after the retailer purchased Jet.com in 2016. At Jet.com she served as the Vice President of Marketing from

September 2014 through October of 2017, where she led all consumer marketing including brand, acquisition and retention efforts. During the first year of the acquisition, Ms. Balbale continued to operate in a dual capacity for both Jet.com and Walmart. From 2010 through 2014, Ms. Balbale worked for Quidsi, a collection of specialty e-commerce verticals that was acquired by Amazon during her tenure. Ms. Balbale graduated with a B.A. degree in History from Brown University in 2002, and received her M.B.A. from Harvard Business School in 2009. In 2018, Ms. Balbale was named to Fortune’s 40 under 40 list. Ms. Balbale was selected to our Board of Directors because she possesses particular knowledge and experience in e-commerce, mobile and digital marketing.
Jenna Lyons has served on the Board of Directors of Shake Shack since December 2014. Ms. Lyons served as the President, Executive Creative Director of J.Crew Group, Inc. from July 2010 until her resignation from the company in April 2017, and before that served as Executive Creative Director since April 2010. Prior to that, she was Creative Director since 2007 and, before that, was Senior Vice President of Women’s Design since 2005. Ms. Lyons joined J.Crew Group, Inc. in 1990 as an Assistant Designer and has held a variety of positions within J.Crew Group, Inc., including Designer from 1994 to 1995, Design Director from 1996 to 1998, Senior Design Director in 1999, and Vice President of Women’s Design from 1999 to 2005. Ms. Lyons is currently a member of the board of directors of the Council of Fashion Designers of America, a not-for-profit organization. Ms. Lyons brings to her service on our Board of Directors deep knowledge and experience in leadership of complex organizations and retail businesses.
Robert Vivian has served on the Board of Directors of Shake Shack since June 2010. Mr. Vivian served as the Co-Chief Executive Officer of P.F. Chang’s China Bistro from January 2009 until his retirement from the company in December 2011. Prior to that time, he served as P.F. Chang’s President from December 2000 through January 2009 and as its Chief Financial Officer from 1996 through December 2000. Mr. Vivian is currently a member of the board of directors of Tender Greens and Bonci USA. Mr. Vivian previously served as a director of Cheddar’s from December 2011 until April 2017 and P.F. Chang’s China Bistro from January 2009 through April 2011. Before joining P.F. Chang’s, Mr. Vivian served in a variety of positions with Brinker International, Inc. Mr. Vivian brings to his service on our Board of Directors a breadth of financial and operational leadership experience in the hospitality business and board practices of other major corporation.
The Board of Directors recommends a vote FOR the election of each of the nominated directors.

CORPORATE GOVERNANCE
Composition of our Board of Directors
In accordance with our amended and restated certificate of incorporation and the amended and restated bylaws, our Board of Directors consists of nine members and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Daniel Meyer serves as the Chairman of our Board of Directors. We believe the following directors are independent as required by the rules of the New York Stock Exchange: Sumaiya Balbale, Anna Fieler, Jeff Flug, Jenna Lyons, Joshua Silverman, Jonathan D. Sokoloff and Robert Vivian. Anna Fieler, Jeff Flug and Daniel Meyer are the Class I directors and their terms will expire in 2019. Randy Garutti, Joshua Silverman and Jonathan D. Sokoloff are the Class II directors and their terms will expire in 2020. Sumaiya Balbale, Jenna Lyons and Robert Vivian are the Class III directors and their terms will expire in 2021. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Pursuant to the Stockholders Agreement, described under “Certain Relationships and Related Party Transactions—The IPO and Other Organizational Transactions—Stockholders Agreement,” the Meyer Group is entitled to designate individuals to be included in the slate of nominees recommended by our Board of Directors, for election to our Board of Directors at each annual or special meeting at which directors are to be elected, as follows: so long as the Meyer Group owns in the aggregate (i) at least 50% of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being five directors on the Board of Directors who are deemed to have been designated by the Meyer Group, (ii) less than 50%, but at least 25%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being four directors on the Board of Directors who are deemed to have been designated by the Meyer Group, (iii) less than 25%, but at least 10%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being two directors on the Board of Directors who are deemed to have been designated by the Meyer Group, and (iv) less than 10%, but at least 5%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being one director on the Board of Directors who is deemed to have been designated by the Meyer Group. As of the Record Date, the Meyer Group owns at least 50% of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO.
Each of LGP and Select Equity Group (“SEG”) was entitled to nominate one director on the Board of Directors who is deemed to have been designated by LGP or SEG, so long as LGP or SEG owns, in the aggregate, at least 50% of the total outstanding shares of Class A Common Stock and Class B common stock that it owned immediately following the IPO. As of the Record Date, LGP’s ownership is below the 50% level; as of the record date prior to the most recent annual meeting of stockholders, SEG’s ownership was below the 50% level. Accordingly, neither LGP nor SEG currently is entitled to nominate director candidates to our Board pursuant to the Stockholders Agreement.
For purposes of the Stockholders Agreement, the Meyer Group designated Mr. Meyer, Mr. Garutti, Mr. Flug, Ms. Lyons and Mr. Vivian as its nominees. The Meyer Group may only designate an individual or individuals to the extent its designee(s) is up for election at an annual meeting. Pursuant to the Stockholders Agreement, the members of the Voting Group, which as of the Record Date collectively hold 20.0% of the combined voting power of the Company, have agreed to vote their shares for Anna Fieler, Jeff Flug and Daniel Meyer, each as nominated by the Meyer Group.

Leadership Structure of the Board of Directors
The positions of Chairman of the Board and Chief Executive Officer are presently separated. We believe this arrangement, at this time, allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our bylaws and corporate governance guidelines, which do not require that our Chairman and Chief Executive Officer positions be separate, allow our Board to determine the board leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business, our senior executive personnel, and other factors.
Presiding Director
The Board of Directors has created the position of presiding director (“Presiding Director”) to serve as the lead non-management director of the Board. Each independent director serving on the Board shall take turns serving as the Presiding Director on a rotating basis. The Presiding Director position will be rotated among the independent directors, in alphabetical order of last name, effective the first day of each calendar quarter. Our Presiding Director at the time of the Annual Meeting is Jeff Flug.
The Presiding Director has the power and authority to do the following: (1) to preside at all meetings of non-management directors when they meet in executive session without management participation; (2) to set agendas, priorities and procedures for meetings of non-management directors meeting in executive session without management participation; (3) to generally assist the Chairman of the Board; (4) to add agenda items to the established agenda for meetings of the Board; (5) to request access to the Company’s management, employees and its independent advisers for purposes of discharging his or her duties and responsibilities as a director; and (6) to retain independent outside financial, legal or other advisors at any time, at the expense of the Company, on behalf of the Board or any committee or subcommittee of the Board.
Communications by Stockholders and Other Interested Parties with the Board of Directors
Stockholders and other interested parties may contact an individual director, the Presiding Director, the Board as a group, or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to Board of Directors, Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014, Attention: Corporate Secretary, or by email at investor.shakeshack.com.
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company initially will receive and process communications before forwarding them to the addressee. The Company also may refer communications to other departments at the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of these Committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these Committees are described below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Pursuant to the terms of the Stockholders Agreement, the Meyer Group currently has the right to designate fifty percent (50%) of the members of each committee of the Board of Directors because it has the right to designate at least four individuals for nomination to the Board of Directors. If the Meyer

Group has the right to designate between one and three individuals for nomination to the Board of Directors, the Meyer Group will have the ability to designate at least one-third, but in no event fewer than one, of the members of each committee of the Board of Directors.
Audit Committee
The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our website at investor.shakeshack.com, under “Governance Documents.” In accordance with its charter, the Audit Committee, among other responsibilities, (i) engages and oversees our independent registered public accounting firm; (ii) reviews and discusses with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC and the other financial information presented to our stockholders; (iii) reviews with our independent registered public accounting firm the scope and results of their audit; (iv) approves all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (v) reviews and monitors our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (vi) reviews our responsibilities with respect to risk assessment and risk management, and (vii) establishes procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our Audit Committee consists of Robert Vivian, Sumaiya Balbale, Jeff Flug and Josh Silverman, with Mr. Vivian serving as chair. As required by Rule 10A-3 of the Exchange Act and the New York Stock Exchange rules, each of Mr. Vivian, Ms. Balbale, Mr. Flug and Mr. Silverman meet the definition of  “independent director” for purposes of serving on an audit committee. In addition, the Board of Directors has determined that each of Messrs. Vivian and Silverman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Nominating and Corporate Governance Committee’s responsibilities and how they will be carried out. The Nominating and Corporate Governance Committee’s charter is available on our website at investor.shakeshack.com, under “Governance Documents.” The primary responsibilities of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors and in accordance with the terms of the Stockholders Agreement; (ii) develop and recommend to our Board of Directors a set of corporate governance guidelines and principles; and (iii) oversee the evaluation of the Board of Directors.
Our Nominating and Corporate Governance Committee consists of Jeff Flug, Jenna Lyons and Joshua Silverman, with Mr. Flug serving as chair. As required by the New York Stock Exchange rules, each of Messrs. Flug and Silverman and Ms. Lyons meets the definition of  “independent director” for purposes of serving on a nominating and corporate governance committee.
Compensation Committee
The primary responsibilities of the Compensation Committee are to (i) review and approve the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine the compensation of the Chief Executive Officer based upon that evaluation; (ii) review and set or make recommendations to the Board of Directors regarding the compensation of other executive officers; (iii) review and make recommendations to the Board of Directors regarding director compensation; (iv) review and approve or make recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based plan and arrangements; and (vi) ensure an appropriate management development and succession strategy with respect to the Chief Executive Officer, the other executive officers, and senior management.
Our Compensation Committee consists of Sumaiya Balbale Anna Fieler, Jenna Lyons, Jonathan D. Sokoloff and Robert Vivian, with Mr. Vivian serving as chair. As required by the New York Stock Exchange rules, each of Messrs. Sokoloff and Vivian and Mses. Balbale, Fieler, and Lyons meets the definition of  “independent director” for purposes of serving on a compensation committee. The Compensation Committee operates under a written charter adopted and approved by the Board.
Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board of Directors does not have a standing risk management committee, but rather we administer this oversight function directly through our Board of Directors as a whole. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.
In addition, our management has created a Risk Management Oversight Committee, which is responsible for monitoring the Company’s risk environment and providing direction for the activities that are anticipated to mitigate, to an acceptable level, the risks that may adversely affect the Company’s ability to achieve its goals. The Risk Management Oversight Committee facilitates and monitors the implementation of effective risk mitigation steps taken by all Company leaders and assists risk owners in defining target risk exposure and reporting adequate risk-related information throughout the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Risk Considerations in our Compensation Program
We conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards encourage employees to maintain both a short- and long-term view with respect to Company performance.
Code of Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, investor.shakeshack.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of the code.

Director Recommendations
The Nominating and Corporate Governance Committee, in recommending director candidates, and the Board, in nominating director candidates, will evaluate candidates in accordance with the qualification standards set forth in our Corporate Governance Guidelines, available on our website, investor.shakeshack.com. In addition, the Nominating and Corporate Governance Committee and the Board may also consider the additional selection criteria listed in the Corporate Governance Guidelines. These qualification standards and additional selection criteria are summarized below.
Director Qualification Standards
The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
Additional Selection Criteria
In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
•
The candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
The candidate’s experience as a board member of another publicly held company;

•
The candidate’s experience as an executive of a publicly held retail restaurant company;

•
The candidate’s professional and academic experience relevant to the Company’s industry;

•
The candidate’s diversity (race, ethnicity, gender, geography, sexual orientation, age, nationality, religious beliefs, socio-economic status, physical and/or mental capabilities);

•
The strength of the candidate’s leadership skills;

•
The candidate’s experience in finance and accounting and/or executive compensation practices;

•
The candidate’s experience in successfully scaled technology business(es);

•
Whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and

•
An understanding of the values of Daniel Meyer’s vision of  “Enlightened Hospitality”: caring for each other, one’s guests, one’s community, one’s suppliers and one’s investors.

In addition, the Board considers whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.
The Board also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Diversity
The Company values diversity on a Company-wide basis and seeks to achieve a mix of Board members that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. The Company’s Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee is to take into account the overall diversity of the Board when identifying possible nominees for director. The Nominating and Corporate Governance Committee implements that policy, and assesses its effectiveness, by examining the diversity of all the directors on the Board when it selects nominees for directors. The diversity of directors is one of the factors that the Nominating and Corporate Governance Committee considers, along with the other selection criteria described above. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, but it has no obligation to recommend such candidates. A stockholder that wants to recommend a candidate for election to the Board of Directors should send a recommendation in writing to Shake Shack Inc., c/o Corporate Secretary, 225 Varick Street, Suite 301, New York, New York 10014. Such recommendation should describe the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director.
Stockholders may also nominate directors at the annual meeting by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Compensation
Our non-employee director compensation policy, as amended, awards each non-employee director with a combination of cash (50%) and restricted stock units (50%) in consideration for his or her service on our Board of Directors as described below: (A) cash compensation equal to (1) $25,000 for each director affiliated with or who had any employment or service relationship with any significant stockholder or affiliate thereof  (with a “significant stockholder” being any “person” or related “group” of “persons” (as used in Sections 13(d) of the Exchange Act) that, as of such date, held 10% or more of the total combined voting power of all classes of common stock of Shake Shack), payable in four equal installments following such non-employee director’s attendance at each of the Company’s quarterly Board meetings; (2) $37,500 for each non-affiliate director, payable in four equal installments following such non-employee director’s attendance at each of the Company’s quarterly Board meetings, and (3) for the chairperson of each committee of the Board of Directors, an additional $5,000, payable in four equal installments following such non-employee director’s attendance at each of the Company’s quarterly Board meetings; and (B) restricted stock units (1) with an aggregate grant date fair value of  $25,000, if an affiliate director, on such day, (2) with an aggregate grant date fair value of  $37,500, if a non-affiliate director, on such day, and (3) with an aggregate grant date fair value of  $5,000, if the chairperson of a committee of the Board of Directors, on such day. Fiscal 2018 awards were granted as of the date of the Annual Meeting. June 12, 2018.
The terms of each such annual equity award described above is set forth in a written award agreement between the applicable non-employee director and us, which provides for vesting after one year of continued service as a director, subject to acceleration upon a change of control.
The non-employee director compensation policy may be further amended, modified or terminated by our Board of Directors at any time in its sole discretion.
In addition to the non-employee director compensation policy, in connection with the IPO, we adopted a director stock ownership policy encouraging non-employee directors to hold shares of our Class A common stock and/or LLC Interests with a value equal to or in excess of the fair value of the non-qualified stock option or other equity award that the non-employee director received as an annual equity award on or following the most recent annual meeting.

The following table set forth the compensation for each of our non-employee directors in fiscal 2018. The awards below were made in accordance with the above compensation amounts.
Name	Fees earned or paid in cash ($)(1)	Restricted Stock Unit Awards ($)(2)(3)	Total ($)
Daniel Meyer	25,000	24,999	49,999
Sumaiya Balbale(4)	-	-	-
Anna Fieler	37,500	37,499	74,999
Jeff Flug	42,500	42,498	84,998
Jenna Lyons	37,500	37,499	74,999
Joshua Silverman	37,500	37,499	74,999
Jonathan D. Sokoloff	25,000	24,999	49,999
Robert Vivian	47,500	47,498	94,998
(1)
In fiscal 2018, each non-employee director was awarded cash compensation in consideration for his or her time of service on the board of directors consistent with the non-employee director compensation policy.

(2)
In fiscal 2018, each non-employee director was awarded equity compensation in consideration for his or her time of service on the board of directors consistent with the non-employee director compensation policy.

(3)
At December 26, 2018, the following non-employee directors held restricted stock units as follows: Mr. Meyer - 0 vested restricted stock units and 390 unvested restricted stock units; Ms. Fieler - 0 vested restricted stock units and 585 unvested restricted stock units; Mr. Flug - 0 vested restricted stock units and 663 unvested restricted stock units; Ms. Lyons - 0 vested restricted stock units and 585 unvested restricted stock units; Mr. Silverman - 0 vested restricted stock units and 585 unvested restricted stock units; Mr. Sokoloff  - 0 vested restricted stock units and 390 unvested restricted stock units; and Mr. Vivian - 0 vested restricted stock units and 741 unvested restricted stock units.

(4)
Ms. Balbale’s director service commenced on March 19, 2019.

Board and Annual Meetings
During fiscal 2018, the Board of Directors held four meetings, the Nominating and Corporate Governance Committee held four meetings, the Audit Committee held six meetings, and the Compensation Committee held five meetings. Each of our directors attended all meetings of the Board of Directors and meetings held by any of the committees of the Board on which such director served, except that Mr. Sokoloff did not attend one of the meetings of the Compensation Committee.
The Company’s directors are encouraged to attend our Annual Meeting, but we do not currently have a policy relating to directors’ attendance at these meetings. All of the Company’s directors at the time of the Company’s annual meeting for fiscal 2018 attended such meeting.

STAND FOR SOMETHING GOOD
Our mission is to Stand For Something Good® in all aspects of our business, including the premium ingredients making up our menu, the design of our Shacks and our community engagement. Stand For Something Good is a call to action for all of our stakeholders—our team, guests, communities, suppliers and investors—and we actively invite them all to share in this philosophy with us. This commitment drives our integration into the local communities in which we operate and fosters a deep and lasting connection with our guests.
Sourcing and Supply Chain
Shake Shack has always been committed to working with best-in-class suppliers, across our supply chain. Our Stand For Something Good mission guides us in how we source and develop our ingredients, always looking for the best ways to provide top quality food at an excellent value and accessible to all. We pride ourselves on sourcing premium ingredients from like-minded ranchers, farmers and food purveyors—using real premium ingredients like 100% all-natural proteins (beef, chicken and pork), vegetarian fed, with no hormones or antibiotics, humanely raised and source verified. We received an “A” grading from the National Resource Defense Council this year in their Chain Reaction Report for sourcing beef raised without any antibiotics.
In addition, we have remained committed to using cage-free eggs in all of our food and have done so for the past two years, all of our buns are non-GMO, and our vanilla and chocolate frozen custard recipes use only real sugar, no corn syrup and milk from dairy farmers who pledge not to use artificial growth hormones. To further transparency for our team, guests and suppliers, our Animal Welfare Policy, which can be found on our website at www.shakeshack.com/stand-for-something-good, outlines our core beliefs, where we are and where we are going.
This year we elevated our mission to Stand For Something Good even further by our commitment to eliminate the use of plastic straws and high fructose corn syrup in all our foods by the end of 2019.
Every one of our restaurants has systems in place to recycle all bottles and plastics, whether the guest sorts or we do the sorting post-collection. Our cooking oil is reused to produce clean energy, and our kitchen food is composted where locally possible. Our paper disposables are made from Sustainable Forestry Initiative-certified paper and printed with soy ink.
Our restaurants are designed to be state-of-the-art facilities, utilizing current technologies that are part of the way we conduct business and build our locations. In the area of our furniture, fixtures and equipment, we focus our purchasing on high quality and sustainable items. Our kitchen equipment is energy star certified where possible. Our booths and banquettes are sourced from a certified B Corporation and feature lumber certified by the Forestry Stewardship Council. Most of our tables are sourced from the Northeast United States, and feature upcycled wood from closed bowling alley lanes for the tabletop surfaces.
Our building envelopes meet all current standards for efficiency in and design. We also install fixtures that increase the efficiency of our water usage. Frequently, we install pollution control units or electrostatic precipitators that help control effluent emissions. Lastly, certain of our restaurants, while not certified via the U.S. Green Building Counsel, are designed within certain LEED standards.
Food Safety and Quality Assurance
Food safety is a top priority and we are committed to serving safe, high quality food. We have rigorous quality assurance and food safety protocols in place throughout our supply chain and in our Shacks. We have a comprehensive supplier and ingredient selection process and maintain a limited list of approved suppliers. We thoroughly review the results of suppliers’ internal and external quality audits, insurance coverage and track record on an ongoing basis. We have a food safety site inspection process and periodically perform supplier site visits, as well as mock food recalls. We have developed and implemented training and operating standards related to food preparation, cleanliness and safety in the Shacks. We have a dedicated Quality Assurance team to ensure food safety across all domestic company-operated Shacks as well as employing an external third-party to conduct additional audits of these Shacks on a quarterly basis.
Community Engagement
We strive to be the best citizens of each neighborhood we call home. Every restaurant donates 5% of sales of a specific concrete to a local charity partner,
The Shack Gives Back volunteer program is a company-wide community program that recognizes employees for volunteering. It encourages our teams to get involved in causes that they feel passionate about in their communities. Our teams serve meals to the hungry, mentor kids in need, clean up parks, and much more, all for the betterment of their local community. Community lies at our core. The five main areas that we support are: hunger relief, arts and culture, education and family, environment, animal welfare and health.
We are a proud member of 1% for the Planet, which means that 1% of every SHACK20® bottle sold supports the Waterkeeper Alliance and the cleanup of water sources around the globe.
Each year, Shake Shack supports No Kid Hungry®, where we act as a channel for guests to donate to No Kid Hungry, where one hundred percent of donations benefit No Kid Hungry. As a thank you to our guests who donate $2 or more, they receive a card for a free shake, valued at $6, redeemable on their next visit.
Shake Shack also highly engages in one-off activities that include charitable donations, sponsorships and disaster relief.

Proposal No. 2 - Ratification of Appointment of
Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2019, and recommends that the stockholders vote for ratification of such appointment. EY has been engaged as our independent registered public accounting firm since September 9, 2014. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of EY as the Company’s independent registered public accounting firm for 2019 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of EY to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees billed for various professional services rendered by EY:
	2018	2017
Audit Fees(1)	$1,221,520	$946,808
Audit Related Fees(2)	31,400	48,475
Tax Fees	-	-
All Other Fees(3)	75,784	-
Total Fees	$1,328,704	$995,283

(1)
Consists of fees for professional services rendered for the audits of the Company’s consolidated financial statements included in its Annual Reports on Form 10-K for fiscal 2018 and fiscal 2017, and for the review of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for fiscal 2018 and fiscal 2017.

(2)
Consists of fees for agreed upon procedures required for certain of our leases, implementation of the new revenue recognition standard and the filing of a registration statement on Form S-3.

(3)
Consists of fees paid for an assessment performed over the Company’s cybersecurity program.

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by EY. These services may include audit services, audit-related services, tax services and all other services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval if it is to be provided by EY.
All of the services described above were approved by the Audit Committee.
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

Proposal No. 3 - Approve (on an advisory Basis) Compensation of the Named Executive
Officers as Disclosed in this Proxy Statement
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) we are required to provide our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures. The advisory stockholder vote to approve NEO compensation is often referred to as the “say-on-pay vote.”
The Compensation Committee believes that compensation of our executive officers in fiscal 2018 met the objectives of our program which were to foster long-term business success using a pay-for-performance philosophy intended to encourage performance and growth and to align the executive officers’ interests with those of our stockholders.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders approve the compensation of Shake Shack’s executive officers named in the Summary Compensation Table, as disclosed in Shake Shack’s Proxy Statement dated April 25, 2019, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.
Although this say-on-pay vote proposal is advisory and not binding, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. In each case, the Compensation Committee will seek to understand the concerns that influenced the vote and address them in making future decisions affecting our executive compensation program.
Please refer to the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Fiscal 2018 Compensation Tables” for a detailed discussion of our executive compensation principles and practices, the fiscal 2018 compensation of our NEOs, and changes implemented in our program for fiscal 2018.
We urge you to read these sections of the proxy statement and the related compensation tables closely in determining how to vote on this matter.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management
The following table shows information about the beneficial ownership of our Class A common stock and Class B common stock, as of the Record Date, for:
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each person known by us to beneficially own more than 5% of our outstanding Class A common stock or Class B common stock;

•
each of our directors and NEOs; and

•
all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC under which beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. However, in computing the number of shares of Class A common stock beneficially owned by an individual or entity, we do not include LLC Interests, which are exchangeable into Class A common stock, held by such individual or entity because the voting rights represented by the LLC Interests are reflected in the shares of Class B common stock reported for such individual or entity. Unless otherwise indicated, the address of all listed stockholders is c/o Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(1)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Named Executive Officers and Directors
Daniel Meyer(2)(3)	325,661	1.1%	4,551,320	61.1%	13.1%
Randy Garutti(2)(4)	590,581	2.0%	400,023	5.4%	2.7%
Tara Comonte(5)	14,183	*	-	-	*
Zachary Koff(6)	42,053	*	-	-	*
Sumaiya Balbale	-	-	-	-	-
Anna Fieler(7)	989	*	-	-	*
Jeff Flug(2)(8)	5,078	*	100,000	1.3%	*
Jenna Lyons(9)	16,928	*	-	-	*
Joshua Silverman(10)	2,656	*	-	-	*
Jonathan D. Sokoloff(2)(11)(12)	724,375	2.4%	1,267,416	17.0%	5.4%
Robert Vivian(2)(13)	26,892	*	50,851	*	*
All directors and executive officers as a group (ten persons)	1,749,333	5.9%	6,369,610	85.5%	21.9%
Other 5% Stockholders
Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., and LGP Malted Coinvest LLC(2)(11)	713,089	2.4%	1,267,416	17.0%	5.3%
12 West Capital Management LP(14)	2,597,736	8.7%	-	-	7.0%
The Vanguard Group(15)	2,893,408	9.7%	-	-	7.8%
Blackrock, Inc.(16)	3,611,724	12.2%	-	-	9.7%
Gilder, Gagnon, Howe & Co. LLC(17)	2,026,068	6.8%	-	-	5.5%

*
Represents beneficial ownership of less than 1%.

(1)
Includes the voting power of each owner based on the voting power held through both the owner’s Class A common stock and Class B common stock. Represents percentage of voting power of the Class A common stock and Class B common stock of Shake Shack voting together as a single class.

(2)
As discussed in “Certain Relationships and Related Party Transactions—The IPO and Other Organizational Transactions—Stockholders Agreement,” the members of the Voting Group entered into a Stockholders Agreement with us, pursuant to which the Voting Group has agreed to vote their shares of Class A common stock and Class B common stock in favor of the election of the nominees of certain members of the Voting Group to our Board of Directors and committees upon their nomination by the Nominating and Corporate Governance Committee of our Board of Directors.

(3)
Includes (i) 314,375 shares of Class A common stock held by the Investment Trust, of which Mr. Meyer is the grantor, trustee and beneficiary, (ii) 10,254 shares of Class A common stock that Mr. Meyer currently has the right to acquire through the exercise of stock options, (iii) 390 shares of Class A common stock that Mr. Meyer will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units, (iv) 590,921 shares of Class B common stock held by the Gift Trust, of which Mr. Meyer’s spouse is a trustee and beneficiary, and (v) 2,690,263 shares of Class B common stock held by GT. Mr. Meyer disclaims beneficial ownership of all of the shares held by the Gift Trust. Mr. Meyer may be deemed to share voting and investment power with respect to the shares of the Company’s Class A common stock and Class B common stock held by GT.

(4)
Includes (i) 548,000 shares of Class A common stock that Mr. Garutti currently has the right to acquire through the exercise of stock options, (ii) 7,236 shares of Class A common stock that Mr. Garutti will have the right to receive within 60 days of the Record Date through the vesting of restricted stock units acquired by Mr. Garutti in connection with the Company’s 2015 incentive award plan, and (iii) 55,972 shares of Class B common stock held by The Randall J. Garutti 2014 GST Trust, of which Mr. Garutti’s spouse is a trustee and beneficiary. Mr. Garutti disclaims beneficial ownership of all of the shares held by The Randall J. Garutti 2014 GST Trust.

(5)
Includes (i) 3,067 shares of Class A common stock that Ms. Comonte will have the right to acquire within 60 days of the Record Date through the exercise of stock options, and (ii) 9,728 shares of Class A common stock that Ms. Comonte will have the right to receive within 60 days of the Record Date through the vesting of restricted stock units issued to Ms. Comonte in connection with the Company’s 2015 incentive award plan.

(6)
Includes (i) 35,800 shares of Class A common stock that Mr. Koff currently has the right to acquire through the exercise of stock options, (ii) 3,123 shares of Class A common stock that Mr. Koff will have the right to receive within 60 days of the Record Date through the vesting of restricted stock units acquired by Mr. Koff in connection with the Company’s 2015 incentive award plan.

(7)
Includes 585 shares of Class A common stock that Ms. Fieler will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(8)
Includes (i) 663 shares of Class A common stock that Mr. Flug will have the right to receive within 60 days of the Record Date through the vesting of restricted stock units, and (ii) 100,000 shares of Class B common stock held by the Flug 2015 GS Trust dated December 29, 2015, of which Mr. Flug’s spouse is the trustee and beneficiary. Mr. Flug disclaims beneficial ownership of all of the shares held by the Flug 2015 GS Trust dated December 29, 2015.

(9)
Includes (i) 15,380 shares of Class A common stock that Ms. Lyons has the right to acquire through the exercise of stock options, and (ii) 585 shares of Class A common stock that Ms. Lyons will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(10)
Includes (i) 1,108 shares of Class A common stock that Mr. Silverman has the right to acquire through the exercise of stock options, and (ii) 585 shares of Class A common stock that Mr. Silverman will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(11)
Voting and investment power with respect to the shares of the Company’s common stock held by Green Equity Investors VI, L.P., a Delaware limited partnership (“GEI VI”), Green Equity Investors Side VI, L.P., a Delaware limited partnership (“GEI Side VI”) and LGP Malted Coinvest LLC, a Delaware limited liability company (“Malted”), may be deemed to be shared by certain affiliated entities. GEI Capital VI, LLC (“GEIC”), is the general partner of GEI VI and GEI Side VI. Green VI Holdings, LLC (“Holdings”) is a limited partner of GEI VI and GEI Side VI. Leonard Green & Partners, L.P. (“LGP”) is the management company of GEI VI, GEI Side VI, and Holdings. Peridot Coinvest Manager LLC (“Peridot”), an affiliate of LGP, is the manager of Malted. Each of GEI VI, GEI Side VI, Holdings, Malted, LGP, and Peridot disclaims such shared beneficial ownership of the Company’s Class A common stock and Class B common stock. Jonathan D. Sokoloff either directly (whether through ownership interest or positions with LGP or Peridot) or indirectly, through one or more intermediaries, may also be deemed to share voting and investment power with respect to such shares, and he disclaims beneficial ownership of such shares. Each of the partners of LGP, including Mr. Jonathan D. Sokoloff, either directly (whether through ownership interest or position) or indirectly, through one or more intermediaries, may be deemed to control GEIC, LGP, and Peridot. As such, these individuals may be deemed to have shared voting and investment power with respect to all shares beneficially owned by GEI VI, GEI Side VI, Holdings, Malted, LGP, and Peridot. Each of these individuals disclaims beneficial ownership of the securities held by GEI VI, GEI Side VI, Holdings, Malted, LGP, and Peridot, except to the extent of their respective pecuniary interest therein. Each of the foregoing entity’s and individual’s address (other than the Company) is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
GEI VI is the direct owner of 5,442 shares of Class A common stock and 1,181,199 shares of Class B common stock. GEI Side VI is the direct owner of 707,251 shares of Class A common stock. Malted is the direct owner of 396 shares of Class A common stock and 86,217 shares of Class B common stock.
(12)
Includes (i) 10,254 shares of Class A common stock that Mr. Sokoloff has the right to acquire through the exercise of stock options and (ii) 390 shares of Class A common stock that Mr. Sokoloff will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(13)
Includes (i) 17,431 shares of Class A common stock that Mr. Vivian has the right to acquire through the exercise of stock options and (ii) 741 shares of Class A common stock that Mr. Vivian will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(14)
Based on a Schedule 13G filed by 12 West Capital Management L.P. on February 14, 2018. According to the Schedule 13G, 12 West Capital Management L.P. has sole voting power and shared dispositive power over the reported shares of Class A common stock.

(15)
Based on a Schedule 13G filed by The Vanguard Group on February 11, 2019. According to the Schedule 13G, The Vanguard Group has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 51,246 shares, 3,822 shares, 2,840,568 shares and 52,840 shares of Class A common stock, respectively.

(16)
Based on a Schedule 13G filed by Blackrock, Inc. on January 31, 2019. According to the Schedule 13G, Blackrock, Inc. has sole voting power and sole dispositive power over 3,558,145 and 3,611,724 shares of Class A common stock, respectively.

(17)
Based on a Schedule 13G filed by Gilder, Gagnon, Howe & Co. LLC on February 15, 2019. According to the Schedule 13G, Gilder, Gagnon, Howe & Co. LLC has sole voting power, sole dispositive power and shared dispositive power over 52,351, 52,351and 1,973,717 shares of Class A common stock, respectively.

EXECUTIVE OFFICERS AND COMPENSATION
EXECUTIVE OFFICERS
The following table sets forth information regarding the executive officers of the Company as of the Record Date:
Name	Age	Position
Randy Garutti	44	Chief Executive Officer and Director
Tara Comonte	45	Chief Financial Officer
Zachary Koff	39	Chief Operating Officer
Randy Garutti - please see “Proposal No. 1—Election of Directors—Continuing Directors” for Mr. Garutti’s biography.
Tara Comonte Ms. Comonte has served as Shake Shack’s Chief Financial Officer since June 12, 2017. Prior to becoming Chief Financial Officer, Ms. Comonte served as Chief Financial & Business Affairs Officer and Executive Vice President at Getty Images, a global digital media company, since October 2016 where she was responsible for the company’s global finance, enterprise reporting & analytics and investor relations functions, together with real estate and facilities, as well as oversight of information systems & technology. Prior to that, Ms. Comonte served as the Chief Financial Officer and Senior Vice President of Getty Images since April 2013, where she managed the overall leadership and strategic direction of all aspects of the company’s global finance function. Prior to that, Ms. Comonte served as the Chief Financial Officer at McCann Worldgroup, the world’s largest marketing communications business, since October 2010.
Zachary Koff has served as our Chief Operating Officer since January 2017. Prior to becoming Chief Operating Officer, Mr. Koff served as Senior Vice President, Operations since March 2015, Vice President, Operations since April 2012, and Director of Operations since February 2010. Prior to joining Shake Shack, Mr. Koff spent 8 years working in operations for Bravo Brio Restaurant Group. Mr. Koff graduated from Cornell University’s School of Hotel Administration in 2002 with a Bachelor’s Degree in Hospitality Administration.
Compensation Discussion and Analysis
This section provides a detailed description of our compensation philosophy and practices; our compensation-setting process; our executive compensation program components; and the rationale for compensation decisions made in 2018 with respect to our Named Executive Officers (“NEOs”). For the fiscal year ending December 26, 2018, our NEOs were:
NEO	Title
Randy Garutti	Chief Executive Officer
Tara Comonte	Chief Financial Officer
Zachary Koff	Chief Operating Officer
Executive Summary
Business Highlights
Fiscal 2018 was another year of exceptional growth. The Company opened a record number of Shacks and drove strong revenue and profits, while continuing to build the foundation of sustainable long-term growth ahead. Our brand power and thoughtful approach to growth have resulted in consistently strong Company performance and demonstrates the ongoing success of our various growth strategies. With sizeable growth anticipated ahead and a relentless focus on excellence, experience and hospitality, our team of senior leaders has been, and continues to be, instrumental in our strategic growth.

Much of our success in 2018 can be attributed to the skilled implementation of the Company’s business strategy by our senior leadership team and the Board, who continue to collaborate on creating long-term value for our stockholders. Year-over-year, for 2018, total revenue increased 28.0% to $459.3 million and Adjusted EBITDA* increased 14.2% to $73.9 million. Shack system-wide sales increased 26.3% to $671.9 million and operating income was $31.7 million, or 6.9% of total revenue. We also added net 49 new restaurants for a total of 162 restaurants, globally. The charts below demonstrate our consistent, strong performance over the last five years.
(1) Shack system-wide sales is an operating measure and consists of sales from the Company’s domestic company-operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to Shack sales from domestic company-operated Shacks and licensing revenue based on a percentage of sales from domestic and international licensed Shacks . Note: CAGR for Total Revenue, cash flow from operations, and Shack System-Wide Sales is the compounded annual growth rate between fiscal 2014 and fiscal 2018.
* Adjusted EBITDA is a non-GAAP measure. EBITDA is defined as net income before interest expense (net of interest income), income tax expense and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA excluding equity-based compensation expense, deferred rent expense, losses on the disposal of property and equipment, as well as certain non-recurring items that we don’t believe directly reflect our core operations and may not be indicative of our recurring business operations. See the “Non-GAAP Financial Measures” section on pages 63-67 of our Annual Report on Form 10-K filed on February 25, 2019 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
Say-on-Pay and Stockholder Engagement
At our 2018 Annual Meeting, we asked our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs. Our stockholders overwhelmingly approved the compensation paid to our NEOs, with over 99.4% cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices for fiscal 2018, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy, and the Compensation Committee and the Board considered the outcome of the vote when setting our compensation policies for 2018. The Board and the Compensation Committee will consider the future stockholder advisory votes of our stockholders, including the vote that will take place at the Annual Meeting, when we make compensation decisions for our named executive officers in the future.

Executive Compensation Practices - Governance
Below are our current practices and policies that guide our executive compensation program. We believe the following items promote good corporate governance and are in the best interests of our stockholders and NEOs:
•
Our Compensation Committee is comprised of fully-independent directors

•
We cap annual cash incentive awards payouts to mitigate risk

•
We maintain stock ownership guidelines for our CEO and CFO

•
We do not provide significant perquisites

•
We prohibit hedging and pledging of Company stock

•
We hold an annual say-on-pay vote

What Guides Our Program
Compensation Philosophy and Objectives
Our executive talent and executive compensation philosophy enables us to attract well-qualified executives and to motivate and reward them for business results and leadership behaviors that drive our business strategy. We are committed to a pay for performance culture that includes high standards of ethical behavior and corporate governance.
The objective of our executive compensation program is to attract, retain, and motivate individuals who share in our dedication to our community and are committed to our mission, Stand for Something Good. We believe that competitive executive compensation packages that consist of both fixed and variable pay in the form of base salaries, annual cash incentive opportunities, and long-term equity incentives that are earned over a multi-year period enable us to achieve those objectives and align the compensation of our executive officers with our performance and long-term value creation for our stakeholders.
Elements of Compensation
Our compensation philosophy is supported by the following principal elements of pay:
Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent
Annual Cash Incentive	Cash (Variable)	Focuses executives on achieving annual financial, strategic and individual goals that drive long-term stockholder value
Long-Term Incentives	Mix of Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive stockholder value creation and support the Company’s leadership retention objectives
How We Make Compensation Decisions
The Compensation Committee oversees the executive compensation program of our NEOs and is made up of independent, non-employee members of the Board. The Compensation Committee works very closely with management to evaluate the effectiveness of the Company’s executive compensation program throughout the year. The Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s website at https://investor.shakeshack.com/investors-overview/governance under “Governance Documents.”

Role of Compensation Committee
The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs. In setting compensation for our NEOs, the Compensation Committee considers the relative amount of compensation that is delivered on a current and long-term basis and in the form of cash and equity. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards, encourage key employees to maintain both a short-term and a long-term view with respect to Company performance. The compensation arrangement for each of our NEOs is intended to encourage performance and growth and to align the NEOs’ interests with those of our stockholders. The Committee’s primary responsibilities include:
•
Reviewing and approving incentive plans and performance objectives;

•
Assessing each NEO’s performance relative to these targets and objectives;

•
Evaluating the competitiveness of each NEO’s total compensation package;

•
Approving changes to a NEO’s compensation element, including base salary, annual and long-term incentive opportunities and awards; and

•
Designing executive compensation plans and programs.

Role of the CEO
Our CEO plays a significant role in reviewing the performance of our executive officers (other than his own) and making compensation recommendations to the Compensation Committee. The CEO’s responsibilities include:
•
Review of performance of other executive officers and making recommendations to the Compensation Committee with respect to their compensation; and

•
Working closely with members of senior management to provide input to the Compensation Committee on performance goals and compensation and benefit program design and development.

The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.
Competitive Positioning
The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Compensation Committee periodically evaluates industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive. The Compensation Committee compares each component of the total compensation package to the compensation components of comparable executive positions of a peer group of publicly traded companies (the “Peer Group”). The companies comprising the Peer Group were selected based on the following considerations:
•
Business dynamics;

•
Geographic dispersion;

•
Workforce dynamics; and

•
Brand equity and company culture

The Compensation Committee selected the following 19 companies for the 2018 Peer Group because they are of similar size and scope based on measures of corporate revenues, enterprise values and market capitalization:
2018 Peer Group
Chipotle Mexican Grill Inc.	Lululemon Athletica Inc.
Chuy’s Holdings Inc.	Noodles & Company
Darden Restaurants Inc.	Potbelly Corporation
Dave and Busters Entertainment Inc.	Red Robin Gourmet Burgers Inc.
DelFrisco’s Restaurant Group Inc.	Sonic Corp.
Dick’s Sporting Goods	The Cheesecake Factory Inc.
Dunkin’ Brands Inc.	The Container Store Group, Inc.
El Polo Loco Holdings LLC	Wingstop Inc,
Etsy, Inc.	Zoes Kitchen, Inc.
Grubhub, Inc.
Peer Data ($M)(1)
	Corporate Revenue	Enterprise Value	Market Cap
Median	$902	$2,085	$1,881
SHAK	$459	$1,310	$1,334
Estimated Percentile Rank of SHAK within Peer Group	31st	40th	42nd
(1) Corporate Revenue, Enterprise Value and Market Cap are current as of 12/31/2018.
Consideration of competitive compensation data is one of several factors that the Compensation Committee takes into account when making its decisions with respect to the compensation of our NEOs. For purposes of gauging market position, the Compensation Committee has reviewed information derived from data obtained from publicly available information such as the proxy statements of publicly-traded companies, compensation survey data and other published reports on executive compensation, and the general knowledge of the Compensation Committee with regard to the market for senior management positions.
We believe that market data should be interpreted within the context of other important factors and should not solely be relied upon in setting the pay levels of our NEOs. As a result, in setting the target pay level of our NEOs, we review the market data along with a variety of other factors including, individual performance, competencies, skills, future potential, prior experience, scope of responsibility and accountability within the organization.
2018 Executive Compensation Program in Detail
Base Salary
We provide competitive base salaries to our NEOs to compensate them for services rendered to the Company. Base salaries provide a fixed component of compensation reflecting the executive’s skills, expertise, leadership contributions and day-to-day performance. On December 5, 2017, the Compensation Committee approved, in light of job responsibilities, performance, and compensation information that is publicly available, the following base salary adjustments for each of the NEOs:
NEO	2017 Base Pay	2018 Base Pay	% Change
Randy Garutti	$525,000	$540,750	3%
Tara Comonte	$450,000	$472,500	5%
Zachary Koff	$250,000	$275,000	10%

Annual Cash Incentive
The NEOs are entitled to receive annual performance-based cash bonuses under the Annual Cash Incentive Plan, the amount of which is based on satisfaction of annual Company objectives that are established by the Board of Directors or the Compensation Committee. Target award opportunities are expressed as a percentage of base salary and are based on the individual NEO’s level of responsibility and ability to impact the business results. The Compensation Committee set the following threshold, target and maximum award levels for fiscal 2018, which were unchanged from fiscal 2017:
	Target Annual Cash Award Opportunity (as% of Base Salary)
NEO	Threshold	Target	Maximum
Randy Garutti	0%	55%	110%
Tara Comonte	0%	50%	100%
Zachary Koff	0%	35%	58.45%
Annual cash incentives reward both the achievement of short-term financial goals, as well as the execution of activities to advance our strategic and operational priorities, which support near-term financial performance and long-term strategic objectives. We describe our Annual Cash Incentive Plan structure in more detail below, including the metrics and weightings we used for fiscal 2018.
2018 Annual Cash Incentive Plan Design
For fiscal 2018, the Compensation Committee approved the recommendation of the CEO to add an individual performance measure to the Annual Cash Incentive Plan. The 2018 Annual Cash Incentive Plan payouts were based 80% on the achievement of the Company-wide financial performance metrics described above and 20% on individual performance. The individual performance measure was based on subjective NEO performance, as determined by the Compensation Committee. The addition of the individual performance measure increases the importance of accountability (which is among our core values) through goal setting and achievement and individual contributions to our culture. We believe this adjustment enables Shake Shack to continue to strengthen the culture and thereby deliver long-term, sustainable growth to our stakeholders.
Performance Metrics	Weighting
Total Revenue vs Budget*	40%
Adjusted EBITDA vs Budget**	40%
Individual Performance (Individual Performance and Goal Achievement)	20%
* For purposes of the Annual Cash Incentive Plan, the Company defines Total Revenue as revenue, inclusive of revenue from Company-owned operations and licensing revenue from international and domestic licensed operations.
** For purposes of the Annual Cash Incentive Plan, the Company defines Adjusted EBITDA as net income before deducting (A) interest, (B) taxes, (C) depreciation and (D) amortization, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expenses, non-cash deferred rent charges, and certain non-recurring charges. Adjusted EBITDA performance (both Budget and actual performance) excludes bonuses.
The Company-wide financial performance metrics (80% of overall award) upon which our NEO’s performance-based incentive are determined are directly linked to the key drivers of our business: sales growth and operational profitability. These metrics are also meaningful to investors. This portion of each NEO’s award is determined by the achievement of the combined score of the two financial performance metrics set at the beginning of the year. The table below summarizes the threshold, target, and maximum performance achievement levels and their respective payout results for fiscal 2018.

Financial Performance Metric	Target Performance Goal ($)	Range of Performance Achievement			Actual% of Achievement	Actual % of Payout
		Threshold	Target	Maximum
Total Revenue	$445,563,990	90%	100%	110%	103.1%	130.9%
Adjusted EBITDA	$74,805,500	90%	100%	120%	107.4%	137.2%
Total Payout						134.0%
Note: If performance is achieved at a level between the threshold and target or between target and maximum, the payout level is determined through straight-line interpolati on. Under the terms of the applicable award the Actual% of Payout set forth above corresponds to the Actual% of Achievement of the applicable goals.
The individual performance portion of the award (20% of overall award) is determined by the achievement of individual and strategic and operational goals. These goals are established and approved by the Compensation Committee at the beginning of each year and are intended to ensure the highest priorities are identified, monitored and measured over the course of the performance period. At the end of the fiscal year, the Compensation Committee reviewed each of the NEOs non-financial goals in detail and determined that these goals were achieved, or substantial progress was made toward achievement of multi-year objectives.
All the financial and strategic goals under the Annual Cash Incentive Plan are thoughtfully developed to complement each other—creating a holistic program that aligns the interests of our stockholders with our business strategy. The actual amounts of the performance-based cash bonuses paid to each NEO for fiscal 2018 performance are shown in the table below:
NEO	Base Salary	Target Annual Award (% of Base Salary)	Target Annual Incentive Value ($)	Financial Performance Actual Achievement	Individual Performance Actual Achievement	Total Award Payout Value
Randy Garutti	$540,750	55%	$297,413	134.0%	159%	$413,427
Tara Comonte	$472,500	50%	$236,250	134.0%	188%	$341,910
Zachary Koff	$275,000	35%	$96,250	122.8%	95%	$112,844
Long-Term Incentives
We provide our NEOs with long-term incentive awards under our 2015 Incentive Award Plan (as amended, the “2015 Plan”). Awards under the 2015 Plan are intended to align the interests of the NEOs with those of our stockholders and to create a link between executive pay and the long-term shareholder value creation. Rewards earned by our NEOs in connection with these awards are dependent on the Company’s achievement of the pre-determined goals over each annual performance period.
2018 Long-Term Incentive Plan Design
In fiscal 2018, the Compensation Committee granted a substantial portion of the target total compensation for each of our NEOs in the form of long-term equity incentive awards. On May 18, 2018, long-term incentive awards were granted to each of the NEOs using 100% performance-based stock units (“PSUs”). PSUs are earned and vest over three years, based on the achievement of pre-determined financial goals, measured over a one-year performance period.
Performance Metrics	Weighting
Total Revenue*	50%
Adjusted EBITDA**	50%
* For purposes of the PSUs, Total Revenue means revenue, inclusive of revenue from Company-owned operations and licensing revenue from international and domestic licensed operations.

** For purposes of the PSUs, Adjusted EBITDA means net income before (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization, excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing performance, including equity-based compensation expense, non-cash deferred rent charges, and certain non-recurring charges.
The PSUs are payable in restricted stock units (“RSUs”) to the extent the Company achieves the Total Revenue and Adjusted EBITDA performance goals over each annual performance period. Any RSUs that are issued will vest, subject to Mr. Garutti’s, Ms. Comonte’s and Mr. Koff’s continued employment with the Company, ratably over a three-year period commencing on the first anniversary of the date the PSUs were granted. Issued RSUs may vest sooner for Mr. Garutti’s, Ms. Comonte’s and Mr. Koff’s death or disability.
The amount of RSUs issued to each of the NEOs is a percentage, ranging from 0% to 125%, of each NEO’s PSU target. In March 2019, the Compensation Committee certified the following results:
Financial Performance Metric	Target Performance Goal ($)	Range of Performance Achievement			Actual% of Achievement	Actual % of Payout
		Threshold	Target	Maximum
Total Revenue	$445,563,990	95%	100%	110%	103.1%	107.7%
Adjusted EBITDA	$69,890,818	95%	100%	120%	105.7%	107.1%
Total Payout						107.4%
Note: Under the terms of the applicable award the Actual% of Payout set forth above corresponds to the Actual% of Achievement of the applicable goals.
Based on these results, the NEOs earned the following RSU awards for fiscal 2018, which vest according to the provisions described above.
	Target PSUs Granted for 2018		Actual RSUs Earned for 2018
NEO	PSUs (#)	PSUs ($)	RSUs (#)
Randy Garutti	5,132	$300,017	5,514
Tara Comonte	2,566	$150,008	2,760
Zachary Koff	2,327	$136,036	2,501
Note: Target award amounts for PSUs were determined based on the closing price of Shake Shack common stock on the date of the grant.
2019 Long-Term Incentive Plan Design
In fiscal 2019, the Committee conducted a review of incentive plan designs among peer companies. The Committee approved an adjustment of the 2019 Long-Term Incentive Plan to include a mix of PSUs and RSUs, weighted equally. This change to the grant mix better aligns with market practice and provides retention strength due to the inclusion of RSUs.
Other Awards
Equity Award to Ms. Comonte
Pursuant to her employment agreement, during fiscal year 2018, the Compensation Committee granted Ms. Comonte an equity award with a grant date fair value of  $100,000 in stock options and $500,000 in RSUs. The awards were made in order to align Ms. Comonte’s interests with those of our stockholders, and the RSU award was made to compensate Ms. Comonte for the amounts of equity awards that she forfeited upon separation from her previous employer. Ms. Comonte’s (i) options will vest in five annual installments beginning on the first anniversary of the grant date, and (ii) her RSUs will vest in five equal installments beginning on the first anniversary of the grant date, in each case, contingent on Ms. Comonte’s continued service with the Company on each vesting date.

Special Bonus Agreement for Mr. Garutti
In March 2011, Mr. Garutti entered into a Special Bonus Agreement (as amended, the “Special Bonus Agreement”) with USHG with respect to Mr. Garutti’s services to SSE Holdings. The Special Bonus Agreement provided for the payment of a special bonus in the amount of  $2,450,000 by USHG to Mr. Garutti in the event of a change in control or an initial public offering of SSE Holdings prior to March 11, 2018, which would be payable to him in March 2018, subject to compliance with certain restrictive covenants. On October 30, 2014, USHG, Mr. Garutti and SSE Holdings entered into an Assignment and Assumption Agreement, pursuant to which USHG assigned this obligation to SSE Holdings. The Special Bonus Agreement contained restrictive covenants prohibiting Mr. Garutti from competing with us and from soliciting any of USHG’s employees or contractors for one year following his termination of employment. The restrictive covenants also prohibited the unauthorized use of confidential information. As a result of the IPO and Mr. Garutti’s compliance with the restrictive covenants, the $2,450,000 payment was made to Mr. Garutti pursuant to the Special Bonus Agreement on March 11, 2018.
Other Compensation and Governance Programs, Policies and Guidelines
Stock Ownership Policy
In addition, in connection with the IPO, we adopted an executive stock ownership policy requiring Mr. Garutti, as of January 15, 2020, and Ms. Comonte, as of June 12, 2022, to hold shares of our Class A common stock or LLC Interests with a value equal to two and one times, respectively, their respective annual base salaries. Securities that qualify in determining whether Mr. Garutti or Ms. Comonte has satisfied the shareholding requirements include (i) issued and outstanding shares of Class A common stock held beneficially or of record, (ii) issued and outstanding LLC Interests held beneficially or of record, (iii) issued and outstanding shares of Class A common stock or LLC Interests held by a qualifying trust (i.e., a trust created for the benefit of the executive officer, his spouse or members of his immediate family), (iv) issued and outstanding shares of Class A common stock or LLC Interests held by a 401(k) or other qualified pension or profit-sharing plan for the benefit of the executive officer, and (v) shares of Class A common stock underlying vested Shake Shack time-based stock options and restricted stock units deliverable upon exercise or settlement in full, less tax withholdings and, in the case of stock options, a number of shares of Class A common stock with a value equal to the exercise price thereof.
Hedging Policy
We have a policy that precludes our NEOs and directors from short selling or buying exchange-traded put options or call options associated with our stock, without the advance approval of the Compensation Committee. We aim to restrict these transactions because they could serve to “hedge” the risk of owning our stock and otherwise can be highly speculative transactions with respect to our stock.
Employment Agreements
We entered into an amended and restated employment agreement with Mr. Garutti, effective as of October 25, 2018; an employment agreement with Ms. Comonte, effective as of June 12, 2017; and an amended and restated employment agreement with Mr. Koff, effective as of January 5, 2017. The material terms of such agreements are summarized below.
Pursuant to advice of a tax advisor retained by the Company, effective as of the start of fiscal 2018, Mr. Garutti ceased to be treated as an employee of the Company for tax purposes, while remaining a partner of SSE Holdings. So that he is not adversely impacted by the cessation of his status as an employee of the Company for income tax purposes, pursuant to his amended and restated employment agreement, Mr. Garutti is entitled to an annual gross-up payment that will leave Mr. Garutti in the same economic position as if he had been classified as an employee for income tax purposes. The gross-up arrangement is expected to have a minimal impact on the Company. The Company also will reimburse Mr. Garutti for any expenses he incurs in connection with calculating his tax obligations pursuant to the amended and restated employment agreement.
Position and Employment Term
Under the applicable employment agreements, during their respective terms of employment, Mr. Garutti, Ms. Comonte and Mr. Koff will serve as Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively, of Shake Shack, SSE Holdings and all of its affiliates. The current employment terms are as follows: (i) for Mr. Garutti, through October 25, 2021, with automatic three (3)-year renewal terms thereafter, unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term; (ii) for Ms. Comonte, through June 12, 2020, with automatic one (1)-year renewal terms thereafter, unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term; and (ii) for Mr. Koff, through January 5, 2020, with automatic one (1)-year renewal terms thereafter unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term.
Base Salary, Annual Bonus and Equity Compensation
The annual base salary for fiscal 2018 for each of Mr. Garutti, Ms. Comonte and Mr. Koff was increased to $540,750, $472,500, and $275,000, respectively.
In addition, pursuant to their employment agreements, Mr. Garutti, Ms. Comonte and Mr. Koff are eligible to receive annual performance-based cash bonuses upon the attainment of company performance goals established by the Compensation Committee. The amount of the annual performance-based cash bonus that may be received by Mr. Garutti, Ms. Comonte, and Mr. Koff upon attainment of target performance for the 2018 fiscal year was 55% of base salary, 50% of base salary, and 35% of base salary respectively, and the maximum amount of the annual performance-based cash bonus that may be received by Mr. Garutti, Ms. Comonte and Mr. Koff for the 2018 fiscal year is 110% of base salary, 100% of base salary, and 58.45% of base salary, respectively.
Under the employment agreements, Mr. Garutti, Ms. Comonte and Mr. Koff are also eligible for annual equity awards, the form and terms of which will be determined by the Compensation Committee in its discretion. Ms. Comonte’s employment agreement also entitles her to an annual equity award in each of 2018, 2019, 2020, and 2021 consisting of  (i) RSUs with a grant date fair value equal to $500,000, and (ii) options equal to an accounting value based on the Black Scholes Model of $100,000 on the date of grant, in each case, subject to vesting over a five-year period following the date of grant, contingent on Ms. Comonte’s continued employment with the Company through such vesting date.
Severance
The employment agreement for each of Mr. Garutti, Ms. Comonte and Mr. Koff provides for severance upon a termination by us without cause or by Mr. Garutti, Ms. Comonte, and Mr. Koff for good reason, in each case, subject to the execution and non-revocation of a waiver and release of claims by Mr. Garutti, Ms. Comonte or Mr. Koff, as applicable.
Upon such a termination, each of Mr. Garutti, Ms. Comonte and Mr. Koff is entitled to severance consisting of  (a) continued base salary through (i) 18 months following the date of termination, in the case of Mr. Garutti, and (ii) the first anniversary of the date of termination, in the case of each of Ms. Comonte and Mr. Koff, (b) a prorated annual cash bonus for the year of termination based on actual individual and company performance, and (c) reimbursement of COBRA premiums such that the cost of coverage is equal to the cost for then current employees for a period of up to (i) 18 months, in the case of Mr. Garutti, and (ii) 12 months, in the case of Ms. Comonte and Mr. Koff.
Upon such a termination, Mr. Garutti is entitled to accelerated vesting of a prorated portion of all of the annual equity awards that would have vested within 18 months following the date of termination absent such termination, and each of Ms. Comonte and Mr. Koff is entitled to accelerated vesting of a prorated portion of the annual equity award or, in the case of Ms. Comonte, the restricted stock unit award she was granted in connection with her new employment agreements, in any event, that would next vest following the date of termination, such amount to be based on the number of full fiscal months elapsed during the twelve month period between the previous vesting date or, if none, the award date, and the date of termination.
For purposes of the employment agreements, the Company will have “cause” to terminate each of Mr. Garutti’s, Ms. Comonte’s, or Mr. Koff’s employment upon (a) his or her willful misconduct, gross negligence or act of dishonesty with regard to the company or any of its affiliates, which in either case, results in or could reasonably be expected to result in material harm to the company or such affiliate, (b) his or her willful and continued failure to attempt to perform his or her duties with the company or any of its affiliates (other than any such failure resulting from disability), which failure is not remedied within 30 days after receiving written notice thereof, (c) his or her conviction of  (or his or her plea of guilty or nolo contendere to) any felony involving moral turpitude (other than traffic related offenses or as a result of vicarious liability), or (d) his or her material breach of any material provision of the employment agreement, which breach is not remedied within 10 days after receiving written notice thereof.
For purposes of the employment agreements, each of Mr. Garutti, Ms. Comonte and Mr. Koff will have “good reason” to terminate his or her employment after the occurrence, without his or her consent, of  (a) any material adverse change in base salary, position, duties, responsibilities, authority, title or reporting obligations, or the assignment of duties that are materially inconsistent with his position, (b) a relocation of principal business location by more than (i) 25 miles, in the case of Mr. Garutti, and (ii) 50 miles, in the case of each of Ms. Comonte and Mr. Koff, from its then current location, or (c) any other material breach by the company of the employment agreement or any other agreement with him or her. However, no termination for good reason will be effective unless (i) Mr. Garutti, Ms. Comonte or Mr. Koff, as applicable, provides the company with at least 30 days prior written notice of his or her intent to resign for good reason (which notice must be provided within 60 days following the occurrence of the event(s) purported to constitute good reason); (ii) the Company has not remedied the alleged violation(s) within the 30-day period; and (iii) Mr. Garutti, Ms. Comonte or Mr. Koff’s resignation, as applicable, becomes effective no later than 30 days after the Company has either failed to cure such event or indicated that it will not cure such event.
Restrictive Covenants
Pursuant to their respective employment agreements, Mr. Garutti, Ms. Comonte and Mr. Koff are subject to certain non-competition and non-solicitation restrictions during employment and for a (a) 18-month period, in the case of Mr. Garutti, and (b) 12-month period, in the case of each of Ms. Comonte and Mr. Koff, after termination of employment. During the restricted period, Mr. Garutti may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of  (a) “better burger” restaurants, (ii) “quick service” or “fast food” restaurants with an emphasis on hamburgers, and (c) restaurants that derive 50% of more of their revenues from the sale of hamburgers, hot dogs, chicken, French fries, and/or frozen desserts. Each of Five-Guys and In-N-Out are included in the competitive restrictions described above. Each of Ms. Comonte and Mr. Koff may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of  (a) “better burger” restaurants, (b) “quick service” or “fast food” restaurants with an emphasis on hamburgers, or (c) “fast casual” restaurants.
No severance payments or benefits described above shall be paid following the first date that any of Mr. Garutti, Ms. Comonte or Mr. Koff violates his or her restrictive covenants. However, if the employment of either of Ms. Comonte or Mr. Koff is terminated by the Company without cause or by either of Ms. Comonte or Mr. Koff for good reason, Ms. Comonte or Mr. Koff, as applicable, may compete in the “fast casual” restaurant business during the restricted period without violating his or her employment agreement but he or she will not receive any severance after the date he or she begins to compete in the “fast casual” restaurant business.

Other Benefits
Our NEOs, like our other employees, participate in health and welfare benefit plans, subject to satisfying eligibility requirements. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package.
Health & Wellness
All of our full-time employees, including our NEOs, are eligible to participate in health and welfare plans maintained by the Company, including:
•
Medical, dental and vision benefits;

•
Medical care flexible spending accounts;

•
Short-term and long-term disability insurance;

•
Life insurance

Our NEOs participate in these plans largely on the same basis as other eligible employees. Beginning in July 2018, Shake Shack attained individual long-term disability plans for each of the NEOs to provide for the same level of coverage provided to all other eligible participants in the group long-term disability plan.
Retirement Plan
The Company’s employees, including our NEOs, participate in the Company’s 401(k) retirement savings plan (the “401(k) plan”), subject to satisfying eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company does not currently match contributions made under the 401(k) plan by our NEOs and other highly compensated employees. We believe that providing a vehicle for tax deferred retirement savings through the 401(k) plan adds to the overall desirability of our executive compensation package.
Limited Perquisites and Other Personal Benefits
We have not provided perquisites to our NEOs that are not generally available to other employees. From time to time, we may provide such benefits for recruitment or retention purposes.
Tax Considerations
Deductibility of Executive Compensation
The Company has not adopted a formal policy regarding tax deductibility of compensation but intends to continue to consider the deductibility of awards as one factor in determining the overall level of compensation and the mix of compensation among individual elements. The Compensation Committee also looks at other factors in making its decisions and will retain the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if in the future it determines that amounts awarded would not be deductible for tax purposes.
Accounting Considerations
The Compensation Committee recognizes accounting implications that may impact executive compensation. For example, we recognize expense related to salaries and performance-based cash compensation when earned in our financial statements. Also, GAAP accounting rules require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees and may not vest or be earned by such employees.

Compensation Committee Report
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
This report has been furnished by the members of the Compensation Committee.
THE COMPENSATION COMMITTEE
Robert Vivian, Chair
Sumaiya Balbale
Anne Fieler
Jenna Lyons
Jonathan D. Sokoloff
Fiscal 2018 Compensation Tables
Summary Compensation
The following table sets forth the total compensation that was paid to or earned by the NEOs for fiscal 2016, 2017 and 2018.
Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Randy Garutti Chief Executive Officer	2018	540,750	2,450,000	303,362	—	413,427	—	97,872	3,805,411
	2017	525,000	—	285,452	—	263,600	—	—	1,074,052
	2016	500,000	—	351,821	—	368,750	—	—	1,220,571
Tara Comonte Chief Financial Officer	2018	472,067	—	651,686	100,015	341,910	—	12,719	1,078,392
	2017	247,500	351,250	1,635,621	100,003	123,750	—	12,673	2,470,797
Zachary Koff Chief Operating Officer	2018	274,519	—	137,553	—	112,844	—	815	525,731
	2017	249,591	—	130,705	—	79,748	—	—	460,044
	2016	228,757	—	139,826	—	81,984	—	—	450,567

(1)
The amount in this column represents Mr. Garutti’s special bonus pursuant to the Special Bonus Agreement and Ms. Comonte’s signing bonus.

(2)
The amounts in this column represent the aggregate grant date fair value of performance stock units (“PSUs”) granted to our Named Executive Officers in fiscal 2018, fiscal 2017 and fiscal 2016, as well as restricted stock units (“RSUs”) granted to Ms. Comonte at the time she joined the Company. The fair value of RSUs and PSUs is based on the market value of the Company’s Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. Amounts disclosed for PSUs granted are based upon the most probable outcome of performance conditions on the grant date, which are 101%, 90% and 112%, respectively for fiscal 2018, fiscal 2017 and fiscal 2016, of the performance stock units’ target performance goals. The fair value of PSUs granted in fiscal 2018 assuming achievement of the maximum performance level of 125% would have been $375,021, $187,468 and $170,046 for Mr. Garutti, Ms. Comonte and Mr. Koff, respectively. The fair value of PSUs granted in fiscal 2017 assuming achievement of the maximum performance level of 125% would have been $394,627, $187,468 and $180,690 for Mr. Garutti, Ms. Comonte and Mr. Koff, respectively. The fair value of PSUs granted in fiscal 2016 assuming achievement of the maximum performance level of 125% would have been $374,693 and $148,916 for Mr. Garutti and Mr. Koff respectively.

(3)
The amounts in this column represent the aggregate grant date fair value of stock option awards granted, computed in accordance with FASB ASC Topic 718 utilizing the Black-Scholes option pricing model. The assumptions used in determining such amounts are described in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2018.

(4)
For Mr. Garutti, this amount represents gross up payments of  $93,272 and the $4,600 premium paid under our executive disability insurance plan; for Ms. Comonte, this amount represents the $4,112 premium paid under our executive disability insurance plan and gross up payments of  $8,607; for Mr. Koff, this amount represents the $815 premium paid under our executive disability insurance plan.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based award made to our NEOs in fiscal 2018.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Named Executive Officer	Date	($)	($)	($)	(#)(1)	(#)(1)	(#)(1)	(#)(2)	(#)(2)	($/Sh)	($)(2)
Randy Garutti	1/1/2018	—	297,413	594,825	—	—	—	—	—	—
	5/18/2018	—	—	—	1,026	5,132	6,415	—	—	—	303,362
Tara Comonte	1/1/2018	—	236,250	472,500	—	—	—	—	—	—
	1/3/2018	—	—	—	—	—	—	11,447	—	—	500,005
	3/22/2018	—	—	—	—	—	—	—	5,036	39.91	100,015
	5/18/2018	—	—	—	513	2,566	3,208	—	—	—	151,681
Zachary Koff	1/1/2018	—	96,250	160,738	—
	5/18/2018	—	—	—	465	2,327	2,909	—	—	—	137,553

(1)
Reflects PSUs granted under the 2015 Incentive Award Plan. Reflects RSUs and stock options granted to Ms. Comonte when she joined the Company, which vest in five equal installments beginning on the first anniversary of the grant date.

(2)
Amounts included represent the grant date fair value determined in accordance with ASC 718. For stock awards, the grant date fair value is based on the closing market price of our Class A Common Stock on the grant date. For option awards, the grant date fair value is determined using the Black-Scholes option pricing model. The assumptions used in determining such amounts are described in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2018. For awards subject to performance conditions, the grant date fair value is based upon the probable outcome of the performance conditions on the grant date, which was 101%.

Outstanding Equity Awards
The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of December 26, 2018.
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Randy Garutti	411,000	274,000(2)	21.00	1/29/2025	13,273	573,526(3)	—	—
Tara Comonte	1,030	4,120(4)	38.91	6/12/2027	47,243	2,041,370(5)	—	—
	—	5,036(6)	39.91	3/22/2028	—	—	—	—
Zachary Koff	24,600	42,400(2)	21.00	1/29/2025	5,872	253,729(7)	—	—

(1)
Based on the NYSE closing price on December 26, 2018 of  $43.21.

(2)
These options vest in two equal installments on each of January 29, 2019 and January 29, 2020, subject to each of Messrs. Garutti’s and Mr. Koff’s, as applicable, continued employment with us on each such vesting date.

(3)
Consists of  (i) 3,037 PSUs granted on April 26, 2016, which were earned based on the achievement of the 2016 performance criteria established by the Compensation Committee which will vest on April 26, 2019; (ii) 4,722 PSUs granted on May 18, 2017, which were earned based on the achievement of the 2017 performance criteria established by the Compensation Committee as certified by the Compensation Committee on March 22, 2018 and which will vest in two equal installments on each of May 18, 2019 and May 18, 2020; and (iii) 5,514 PSUs granted on May 18, 2018, which were earned based on the achievement of the 2018 performance criteria established by the Compensation Committee as certified by the Compensation Committee on March 11, 2019 and which will vest in three equal installments on each of May 18, 2019, May 18, 2020, and May 18, 2021.

(4)
These options vest in four equal installments on each of June 12, 2019, June 12, 2020, June 12, 2021 and June 12, 2022, subject to Ms. Comonte’s continued employment with us on each such vesting date.

(5)
Consists of  (i) 30,841 shares of restricted stock granted on June 12, 2017 when Ms. Comonte joined the Company, which vest in four equal installments on each of June 12, 2019, June 12, 2020, June 12, 2021 and June 12, 2022; (ii) 11,447 shares of restricted stock granted on January 3, 2018, which vest in five equal installments on January 3, 2019, January 3, 2020, January 3, 2021, January 3, 2022 and January 3, 2023; (iii) 2,195 PSUs granted on June 12, 2017, which were earned based on the achievement of the 2017 performance criteria established by the Compensation Committee as certified by the Compensation Committee on March 22, 2018 and which will vest in two equal installments on each of June 12, 2019 and June 12, 2020; and (iv) 2,760 PSUs granted on May 18, 2018, which were earned based on the achievement of the 2018 performance criteria established by the Compensation Committee as certified by the Compensation Committee on March 11, 2019 and which will vest in three equal installments on each of May 18, 2019, May 18, 2020 and May 18, 2021.

(6)
These options vest in five equal installments on each of March 22, 2019, March 22, 2020, March 22, 2021, March 22, 2022 and March 22, 2023.

(7)
Consists of  (i) 1,207 PSUs granted on April 26, 2016, which were earned based on the achievement of the 2016 performance criteria established by the Compensation Committee which will vest on April 26, 2019; (ii) 2,164 PSUs granted on May 18, 2017, which were earned based on the achievement of the 2017 performance criteria established by the Compensation Committee as certified by the Compensation Committee on March 22, 2018 and which will vest in two equal installments on each of May 18, 2019 and May 18, 2020; and (iii) 2,501 PSUs granted on May 18, 2018, which were earned based on the achievement of the 2018 performance criteria established by the Compensation Committee as certified by the Compensation Committee on March 11, 2019 and which will vest in three equal installments on each of May 18, 2019, May 18, 2020 and May 18, 2021.

Option Exercises and Stock Vested
The following table sets forth information with respect to the exercise of stock options by our NEOs during fiscal 2018 and the vesting of the restricted stock awards held by the NEOs during fiscal 2018.
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randy Garutti	—	—	5,397	275,845
Tara Comonte	—	—	8,808	564,593
Zachary Koff	11,000	363,000	2,286	117,902

Nonqualified Deferred Compensation
The following table sets forth our nonqualified deferred compensation as of December 26, 2018.
Named Executive Officer	Named Executive Officer Contributions In Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Fiscal 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 26, 2018 ($)
Randy Garutti	—	—	—	2,450,000	—
Tara Comonte	—	—	—	—	—
Zachary Koff	—	—	—	—	—
Potential Payments Upon Termination
The following table presents the amount of compensation payable to each of our NEOs as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 26, 2018 (with annual bonuses being based on actual performance through December 26, 2018). The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below. Generally, in the event of a termination for Cause, or resignation without Good Reason, our NEOs are entitled only to earned but unpaid salary, vested benefits under any applicable benefit plans, reimbursement of incurred expenses, and all accrued but unused vacation pay.
Potential Payments Upon Termination without Cause or Resignation with Good Reason(1)
Compensation Element	Mr. Garutti(3)	Ms. Comonte	Mr. Koff
Accrued and Unpaid Salary and Other Benefits ($)	20,798	19,044	29,615
Annual Bonus ($)	413,427	341,910	112,844
Salary through Employment Term ($)	811,125	472,500	275,000
Total Cash Payments ($)	1,245,350	833,454	417,459
Acceleration of Unvested Equity Awards ($)(2)	6,579,690	90,655	392,384
Company portion of 12 months of COBRA ($)	8,745	8,745	8,745
TOTAL	7,833,785	932,854	818,588
Potential Payments Upon Termination Due to Death or Disability(4)
Compensation Element	Mr. Garutti	Ms. Comonte	Mr. Koff
Acceleration of Unvested Equity Awards ($)(5)	79,377	39,796	35,994
TOTAL ($)	7,913,162	972,650	854,582
(1)
Amounts listed in this table are calculated in accordance with the terms of the applicable employment agreement.

(2)
Equity values are determined based on the closing price of our Class A common stock on December 26, 2018 ($43.21) and equity holdings as of that date.

(3)
Pursuant to the gross-up arrangement in Mr. Garutti’s employment agreement, a true up payment may be required to be made, but no amount has been included here since the information required to calculate any amount that would be due is not available nor reasonably estimable.

(4)
Amounts listed in this table are calculated in accordance with the terms of the applicable equity award agreement.

(5)
If an NEO dies or becomes Disabled (as the term is defined in the applicable PSU award agreement) during a PSU performance cycle, a portion of the first tranche of RSUs subject to such PSU will vest, pro rata, based on the portion of the completed performance cycle.

Equity Compensation Plan Information Table
The following table sets forth our shares authorized for issuance under our equity compensation plans as of December 26, 2018.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders(1)	1,360,983	$21.25	3,476,319
Equity compensation plans not approved by security holders	—	—	—
Total	1,360,983	$21.25	3,476,319

(1)
Includes awards granted and available to be granted under our 2015 Incentive Award Plan.

(2)
This amount represents shares of common stock available for issuance under the 2015 Incentive Award Plan, which include stock options, performance stock units and restricted stock units.

CEO PAY RATIO
Overview
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. Garutti, our Chief Executive Officer.
For the fiscal year ending December 26, 2018, our last completed fiscal year, the annual total compensation of the individual identified as the median compensated employee of the Company (excluding our CEO) was $17,587. The annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $3,805,411. When excluding a one-time special bonus payment of  $2,450,000 paid in 2018, Mr. Garutti’s annual total compensation was $1,355,411.
The special one-time bonus payment was paid to Mr. Garutti pursuant to a special bonus agreement (described in the Compensation Discussion and Analysis) that was entered into with the Company in March 2011. Payment under the special bonus agreement was not due to Mr. Garutti until March 2018 and the amount due under the agreement was not previously reported in the Summary Compensation Table. Mr. Garutti’s special one-time bonus payment had a tremendous and disproportionate impact on the total compensation reported in the Summary Compensation Table for fiscal 2018. Accordingly, the Board believes that excluding the amount of this one-time bonus from Mr. Garutti’s total compensation for 2018 more accurately presents Mr. Garutti’s regular annual total compensation going forward, and the ratio of his compensation to that of our median employee.
Pursuant to Item 402(u) of Regulation S-K and when including the special one-time bonus payment in our CEO’s compensation for fiscal 2018, the resulting ratio to the compensation of our median compensated employee is 216 to 1. Excluding the one-time bonus, Mr. Garutti’s resulting total compensation would be $1,355,411 and the ratio of the total compensation of Mr. Garutti to our median compensated employee would be 77 to 1.

Methodology and Key Assumptions
To identify the median compensated employee and to determine the annual total compensation of the median compensated employee, we used the following assumptions and methodology:
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We prepared a list of all of Shake Shack’s 5,802 employees (excluding the CEO) as of December 1, 2018.

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The consistently applied compensation measure (CACM) we used was taxable income (Internal Revenue Service Form W-2, Box 1) for 2018.

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We annualized the CACM for individuals employed less than a full year and made reasonable estimates of CACM for similar titles, locations and number of hours worked per week for the few employees whose CACM was not readily available.

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Since the total population is an even figure, the calculated median fell between two employees. For purposes of this analysis, we selected the employee closest to the calculated median with a hire date prior to fiscal 2018, which is a full-time Certified Trainer in one of our locations.

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After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we use for calculating the total compensation of our CEO as set forth in the Summary Compensation Table.

Certain Relationships and Related Party Transactions
Union Square Hospitality Group
Daniel Meyer, our Chairman of the Board of Directors, serves as USHG’s Chief Executive Officer. As a result, Mr. Meyer may be deemed to have an interest in transactions between us and USHG.
Management Services Agreement with USHG, LLC
On October 16, 2009, we entered into a Management Services Agreement with USHG, LLC, a subsidiary of USHG (the “Management Company”), pursuant to which the Management Company has provided management services to SSE Holdings, including executive leadership, strategic development, real estate, financial, legal, administrative, operations and human resources services. In exchange for such management services, we paid a monthly fee to the Management Company based on our sales for the relevant period. In addition, we agreed to indemnify the Management Company to the fullest extent permitted by law from and against all losses arising from its performance under the Management Services Agreement.
Effective January 2015, we entered into the Amended and Restated Management Services Agreement with the Management Company, pursuant to which the Management Company provides reduced management services to SSE Holdings comprised of executive leadership from Mr. Meyer and other members of USHG’s senior management; menu innovation advisory services by Mr. Meyer; strategic development advisory services by Mr. Meyer; leadership development services; and limited human resources services. In addition, we are no longer obligated to pay management fees to the Management Company in connection with any services. The initial term of the Amended and Restated Management Services Agreement is through December 31, 2019, with renewal periods. We have also agreed to indemnify the Management Company to the fullest extent permitted by law from and against all losses arising from its performance under the Amended and Restated Management Services Agreement.
Master License Agreement with Union Square Events
In fiscal 2011, we entered into a Master License Agreement (as amended, the “MLA”) with Hudson Yards Sports and Entertainment LLC (doing business as Union Square Events) (“USE”), a subsidiary of USHG, to operate Shake Shack branded limited menu concession stands in sports and entertainment venues within the United States. The agreement expires on December 31, 2027 and includes five consecutive five-year renewal options at USE’s option. As consideration for these rights, USE pays us a license fee based on a percentage of net food sales (as defined in the MLA). USE also pays us a percentage of profits on sales of branded beverages (as defined in the MLA). For the fiscal year ended December 26, 2018, Union Square Events paid $420,000 in license fees pursuant to the MLA.
Madison Square Park Conservancy
Mr. Meyer serves as a director of the Madison Square Park Conservancy (“MSP Conservancy”), with which we have a license agreement and pay license fees to operate our Madison Square Park Shack. Amounts paid to Madison Square Park Conservancy as rent amounted to $877,000 for fiscal 2018. Total amounts due to the Madison Square Park Conservancy were $70,000 as of December 26, 2018
Share Our Strength
Mr. Meyer serves as a director of Share Our Strength, for which Shake Shack holds the “Great American Shake Sale” every year during the month of May to raise money and awareness for childhood hunger. During the Great American Shake Sale, we encourage guests to donate money to Share Our Strength’s No Kid Hungry campaign in exchange for a coupon for a free cake-themed shake. All of the guest donations we collect go directly to Share Our Strength. We raised a total of $343,000 in fiscal 2018, and the proceeds were remitted to Share Our Strength. We incurred costs of approximately $53,000 for fiscal 2018 representing the cost of the free shakes redeemed.
Mobo Systems, Inc.
Mr. Meyer serves as a director of Mobo Systems, Inc. (also known as “Olo”), a platform we use in connection with our mobile ordering application. Amounts paid to Olo for fiscal 2018 amount to $111,000. No amounts were payable to Olo as of December 26, 2018.
Square, Inc.
In July 2017, Mr. Garutti joined the Board of Directors of Square, Inc. (“Square”). We currently use certain point-of-sale applications, payment processing services, hardware and other enterprise platform services in connection with the processing of a limited amount of sales at certain of our locations, sales for certain off-site events and in connection with our kiosk technology. Additionally, we partnered with Caviar, Square’s food ordering delivery service, to allow guests to order Shake Shack in select markets. Additionally, we participated in Square’s new Boost offers, providing assets and permission for Square to run select offers to their cash card users.
The IPO and Other Organizational Transactions
In connection with the IPO, we engaged in transactions with certain of our directors, executive officers and other persons and entities which are or became holders of more than 5% of our Class A common stock or Class B common stock upon the consummation of the IPO and other transactions completed in connection with the IPO (collectively, the “Organizational Transactions”), including entry into the SSE Holdings LLC Agreement, the Stockholders Agreement, the Tax Receivable Agreement, and the Registration Rights Agreement, each of which is discussed below.
SSE Holdings LLC Agreement
We operate our business through SSE Holdings and its subsidiaries. We and the owners of SSE Holdings at the time of the IPO entered into SSE Holdings’ third amended and restated limited liability company agreement (as amended, the “SSE Holdings LLC Agreement”), effective February 4, 2015. The operations of SSE Holdings, and the rights and obligations of the holders of LLC Interests, are set forth in the SSE Holdings LLC Agreement.
The SSE Holdings LLC Agreement provides the owners of SSE Holdings following the IPO with the right to have their LLC Interests redeemed for, at our election, either newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications).
The share settlement will be the default payment unless and until a majority of the members of our Board of Directors who do not hold any LLC Interests elect cash settlement. In the event of cash settlement, we would issue new shares of Class A common stock and use the proceeds from the sale of these newly-issued shares of Class A common stock to fund the cash settlement which, in effect, limits the amount of the cash payment to the redeeming member. If we decide to make a cash payment, an owner of SSE Holdings has the option to rescind its redemption request within a specified time period.
Upon the effective date of redemption, the redeeming member will surrender its LLC Interests to SSE Holdings for cancellation. Concurrently, we will contribute either cash or shares of Class A common stock to SSE Holdings, which will then distribute such cash or shares of Class A common stock to the redeeming owner of SSE Holdings to complete the redemption. In addition, SSE Holdings will issue to us an amount of newly-issued LLC Interests equal to the number of LLC Interests redeemed from the owner of SSE Holdings.

In the event of a redemption request by an owner of SSE Holdings, we may, alternatively and at our option, effect a direct exchange of cash or our Class A common stock for such LLC Interests with such owner of SSE Holdings in lieu of a redemption.
Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
In fiscal 2018, redemptions were executed for the following directors, executive officers and beneficial owners of more than 5% of our Class A common stock or Class B common stock (and immediately family members of the foregoing) on the following dates, in the following amounts:
Redeeming Owners of SSE Holdings	Effective Dates of Redemption	Shares of Class A Common Stock Issued upon Redemption
Randall Garutti(1)	January 25, 2018	40,000
Randall Garutti(1)	February 26, 2018	40,000
Randall Garutti(1)	March 26, 2018	20,000
Randall Garutti(1)	April 26, 2018	20,000
Randall Garutti(2)	June 26, 2018	30,000
Randall Garutti(2)	July 26, 2018	30,000
Randall Garutti(3)	December 26, 2018	25,000
Flug 2015 GS Trust U/A/D 12/29/15	February 25, 2018	250,000
Flug 2015 GS Trust U/A/D 12/29/15	May 25, 2018	100,000
Flug 2015 GS Trust U/A/D 12/29/15	August 25, 2018	100,000
Flug 2015 GS Trust U/A/D 12/29/15	November 25, 2018	72,574
Jeff Uttz	March 25, 2018	171,579
Laura Sloate	June 25, 2018	20,000
Laura Sloate	December 26, 2018	15,000
ALWM Qualified Minor’s Trust	January 25, 2018	4,300
ALWM Qualified Minor’s Trust	June 25, 2018	2,200
CBM Qualified Minor’s Trust	January 25, 2018	7,500
CBM Qualified Minor’s Trust	June 25, 2018	7,500
Richard Coraine	January 25, 2018	27,000
Richard Coraine	July 25, 2018	20,000
Richard D. Coraine 2012 Family Trust	July 25, 2018	10,000
GVM Qualified Minor’s Trust	January 25, 2018	7,500
GVM Qualified Minor’s Trust	June 25, 2018	7,500
HLM Qualified Minor’s Trust	January 25, 2018	7,500
HLM Qualified Minor’s Trust	June 25, 2018	7,500
Jean Polsky Investment Trust	January 25, 2018	2,500
Jean Polsky Investment Trust	June 25, 2018	2,500
Joan W. Harris Revocable Trust	January 25, 2018	17,500
Joan W. Harris Revocable Trust	June 25, 2018	7,500
Karen Kochevar	January 25, 2018	21,621
Karen Kochevar	April 25, 2018	15,000
Karen Kochevar	June 25, 2018	15,000

Redeeming Owners of SSE Holdings	Effective Dates of Redemption	Shares of Class A Common Stock Issued upon Redemption
Marc Weiss	January 25, 2018	3,000
ILWM Qualified Minor’s Trust	January 25, 2018	5,500
ILWM Qualified Minor’s Trust	June 25, 2018	1,000
PEM Qualified Minor’s Trust	January 25, 2018	7,500
PEM Qualified Minor’s Trust	June 25, 2018	7,500
Roxanne Frank Trust	January 25, 2018	17,500
Roxanne Frank Trust	June 25, 2018	14,000
VHP Special Trust for Jack	January 25, 2018	5,000
VHP Special Trust for Jack	June 25, 2018	3,500
David Swinghamer	April 25, 2018	15,000
David Swinghamer	June 25, 2018	10,000
David Swinghamer	December 25, 2018	15,000
Mary Beth Stephens	June 25, 2018	1,344
Thomas Meyer Revocable Trust	January 25, 2018	6,000
Thomas Meyer Revocable Trust	June 25, 2018	8,600
Benjamin Family Trust	January 25, 2018	16,977
Nancy Meyer Revocable Trust	January 25, 2018	5,500
David Harris Family Trust	January 25, 2018	16,977
Green Equity Investors VI, LP	January 25, 2018	302,139
Green Equity Investors VI, LP	July 25, 2018	375,937
Green Equity Investors VI, LP	July 25, 2018	626,562
LGP Malted Coinvest LLC	January 25, 2018	26,678
LGP Malted Coinvest LLC	July 25, 2018	27,439
LGP Malted Coinvest LLC	July 25, 2018	45,733
Erin Moran	October 25, 2018	4,000
(1)
Redemptions effected for Mr. Garutti were done so pursuant to a Rule 10b5-1 insider trading plan, effective as of December 26, 2017.

(2)
Redemptions effected for Mr. Garutti were done so pursuant to a Rule 10b5-1 insider trading plan, effective as of May 25, 2018.

(3)
Redemptions effected for Mr. Garutti were done so pursuant to a Rule 10b5-1 insider trading plan, effective as of December 26, 2018.

Stockholders Agreement
We entered into the stockholders agreement (as amended, the “Stockholders Agreement”) with each member of the Voting Group, effective February 4, 2015. USHG, of which Mr. Meyer serves as Chief Executive Officer, is a party to the Stockholders Agreement.
The Stockholders Agreement, as further described below, contains specific rights, obligations and agreements of these parties as owners of our Class A common stock and Class B common stock.
Voting Agreement. Under the Stockholders Agreement, the members of the Voting Group agree to take all necessary action, including casting all votes to which such members are entitled to cast at any annual or special meeting of stockholders, so as to ensure that the composition of our Board of Directors and its committees complies with the provisions of the Stockholders Agreement related to the composition of our Board of Directors and its committees.

In addition, the members of the Voting Group agree to vote their shares of Class A common stock and Class B common stock in favor of the election of the nominees of certain members of the Voting Group to our Board of Directors and committees upon their nomination by the nominating and corporate governance committee of our Board of Directors.
Meyer Group Approvals. Under the Stockholders Agreement, the actions listed below by us or any of our subsidiaries require the approval of the Meyer Group for so long as the Meyer Group collectively owns at least 10% of the total shares of Class A common stock and Class B common stock owned by it immediately following the consummation of the IPO. The actions include:
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change in control transactions;

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the sale, lease or exchange of all or a substantial amount of the property and assets of Shake Shack, SSE Holdings or any of SSE Holdings’ subsidiaries, taken as a whole;

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initiating any liquidation, dissolution, bankruptcy or other insolvency proceeding involving Shake Shack, SSE Holdings or any of their respective subsidiaries;

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terminating the employment of our Chief Executive Officer or hiring a new Chief Executive Officer;

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any authorization or issuance of equity securities of Shake Shack or its subsidiaries other than (i) pursuant to any equity incentive plans or arrangements approved by our Board of Directors or (ii) upon an exchange of shares of Class B common stock together with SSE Holdings Units for shares of Class A common stock;

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increasing or decreasing the size of our Board of Directors; and

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any amendment or amendments to the organizational documents of Shake Shack or SSE Holdings.

Tax Receivable Agreement
We entered into the tax receivable agreement (the “TRA”), effective February 4, 2015, with the owners of SSE Holdings at the time of the IPO. The TRA provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of  (i) increases in our share of the tax basis in the net assets of SSE Holdings resulting from any redemptions or exchanges of LLC Interests, (ii) tax basis increases attributable to payments made under the TRA, and (iii) deductions attributable to imputed interest pursuant to the TRA (the “TRA Payments”). The TRA Payments are not conditioned upon any continued ownership interest in either SSE Holdings or us by any owner of SSE Holdings following the IPO. The rights of each owner of SSE Holdings following the IPO under the TRA are assignable to transferees of its LLC Interests (other than Shake Shack as transferee pursuant to subsequent redemptions (or exchanges) of the transferred LLC Interests). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.
In fiscal 2018, no payments were made to the non-controlling interest holders for amounts due related to the 2017 tax year to the owners of SSE Holdings through all or part of fiscal 2017, including its directors, executive officers and beneficial owners of more than 5% of our Class A common stock or Class B common stock (and immediately family members of the foregoing). As of December 26, 2018, total amounts due under the TRA were $203,725,000.
Registration Rights Agreement
We entered into the registration rights agreement (as amended, the “Registration Rights Agreement”), effective February 4, 2015, with the owners of SSE Holdings at the time of the IPO. The Registration Rights Agreement provides such owners certain registration rights whereby they can require us to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of Class A common stock issuable to them upon redemption or exchange, at our election, of their LLC

Interests, and certain affiliates of former indirect members of SSE Holdings can require us to register under the Securities Act the shares of Class A common stock issued to them in connection with the Organizational Transactions. The Registration Rights Agreement also provides for piggyback registration rights for the owners of SSE Holdings prior to the IPO.
Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation, provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.
Policies and Procedures for Related Person Transactions
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers listed on the New York Stock Exchange. Under the policy:
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any Related Person Transaction (as defined below), and any material amendment or modification to a Related Person Transaction, must be reviewed and approved or ratified by the Audit Committee, which is composed solely of independent directors who are disinterested, or by the disinterested members of the Board of Directors; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board of Directors for its approval.

A Related Person Transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 in any one fiscal year, and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. Further, if a Related Person enters into transactions, arrangements or relationships in which we were, are or will be a participant and the aggregate amount involved in such transactions, arrangements or relationships exceeds $120,000 in any one fiscal year, and in which any Related Person had, has or will have a direct or indirect material interest, each of such transactions, arrangements or relationships, in conformity with SEC rules, shall be deemed to be a Related Person Transaction for purposes of this policy.
A “Related Person” is each of the following: (i) any person who has served as a director or executive officer since the beginning of our last completed fiscal year; (ii) any nominee for director at the Annual Meeting; (iii) any person who beneficially owns more than 5% of our outstanding Class A common stock or Class B common stock; and (iv) any immediate family member, or other person (other than a tenant or employee), sharing the household of any person identified in part (i), (ii) or (iii).
Identification of Related Party Transactions
Our Legal department, in consultation with our Accounting/Finance team, is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential Related Person Transactions and then determining, based on the facts and circumstances, whether the potential Related Person Transactions do, in fact, constitute a

Related Person Transaction. In addition, any potential Related Person Transaction that is proposed to be entered into by us must be reported to our General Counsel by both the related person and the person at the Company responsible for such potential Related Person Transaction.
Audit Committee Pre-Approval
If the Company’s Legal department determines that a transaction or relationship is a Related Person Transaction, then each such transaction will be presented to the Audit Committee of the Board of Directors. The Audit Committee will (i) review the relevant facts and circumstances of each Related Person Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Person’s interest in the transaction, (ii) take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and (iii) either approve, ratify or disapprove the Related Person Transaction. If advance committee approval of a Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting.
Management will update the Audit Committee as to any material changes to any approved or ratified Related Person Transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current Related Person Transactions.
No director may participate in approval of a Related Person Transaction for which he or she is a related person.
Disclosure
All Related Person Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act and the Exchange Act, and related rules. Furthermore, any Related Person Transaction must be disclosed to the full Board of Directors.
Other Agreements
Management must assure that all Related Person Transactions are not in violation of and are approved in accordance with any requirements of the Company’s financing or other material agreements.

Audit Committee Report
The following Report of the Audit Committee of the Board of Directors of Shake Shack Inc. (the “Company”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.
Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management and EY the Company’s audited consolidated financial statements for the fiscal year ended December 26, 2018 and Management’s Discussion and Analysis of Financial Condition and Results of Operation.
The Audit Committee also has discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communication with Audit Committees.”
The Audit Committee also received the written disclosures and the letter from EY that are required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence. The Audit Committee also considered whether EY’s provision of non-audit services to the Company is compatible with maintaining EY’s independence. This discussion and disclosure informed the Audit Committee of EY’s independence and assisted the Audit Committee in evaluating that independence. On the basis of the foregoing, the Audit Committee concluded that EY is independent from the Company, its affiliates and management.
Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended December 26, 2018 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.
This report has been furnished by the members of the Audit Committee. Ms. Balbale has joined the Audit Committee but did not participate in the discussions that are the subject of this report.
THE AUDIT COMMITTEE
Robert Vivian, Chair
Jeff Flug
Joshua Silverman

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of the reports filed with the SEC and written representations from such reporting persons, we determined that all Section 16 reports were timely filed in fiscal 2018 by our directors, executive officers and beneficial owners of more than 10% of any class of our common stock, except that the Company filed 1 late report on Tara Comonte’s behalf that reported 1 transaction on an untimely basis.
Stockholder Proposals
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s annual meeting of stockholders to be held in 2020 must be received by the Company at the principal executive offices of the Company no later than the close of business on December 27, 2019. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2020 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 13, 2020 and not earlier than the close of business on February 12, 2019, assuming the Company does not change the date of the 2020 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2019 Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s amended and restated bylaws and be submitted in writing to the Secretary at the principal executive offices of the Company.
Other Business
The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please complete, date, sign and promptly return a proxy card, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.

Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, investor.shakeshack.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2018 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 225 VARICK STREET, SUITE 301, NEW YORK, NEW YORK 10014, OR BY EMAIL AT INVESTOR@SHAKESHACK.COM.

SHAKE SHACK INC.225 Varick Street, Suite 301New York, New York 10014 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SHAK2019You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E46797-P09537 KEEP THIS PORTION FOR YOUR RECORDS — —— — ———— — ———— — — ——— —————— ——— ———————— — —— — — — — — — — — — — — — — DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED SHAKE SHACK INC. The Board of Directors recommends you vote “FOR” all of the nominees listed: 1. Election of Directors Nominees: Terms expiring at the 2022 Annual Meeting of Stockholders: For Withhold 1a. Daniel H. Meyer ebox1b. Anna Fieler ebox ebox 1c. Jeff Flug ebox ebox The Board of Directors recommends you vote “FOR” the following proposal: For Against Abstain 2. Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm ebox ebox ebox The Board of Directors recommends you vote “FOR” the following proposal: For Against Abstain 3. Approval, on an advisory basis, of the compensation of our Named Executive Officers ebox ebox ebox For address changes and/or comments, please check this box and write them on the back where indicated. ebox Note: Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners)(SIGN WITHIN BOX) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. — —— — ———— — ———— — — ——— —————— ——— ———— E46798-P09537 SHAKE SHACK INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Randy Garutti (Chief Executive Officer) and Zachary Koff  (Chief Operating Officer), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Shake Shack Inc. to be held on June 11, 2019 at 9:00 AM Eastern time at www.virtualshareholdermeeting.com/SHAK2019 or at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the 2019 Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address Changes/Comments:(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) Continued and to be signed on reverse side